As filed with the Securities and Exchange Commission on September 24, 1996
                                                        Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------
                     HEARTLAND WIRELESS COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                        4841                    73-1435149
     (State or Other           (Primary Standard           (I.R.S. Employer
     Jurisdiction of               Industrial           Identification Number)
     Incorporation or         Classification Code
      Organization)                 Number)

                                -----------------
                          200 Chisholm Place, Suite 200
                               Plano, Texas 75075
                                 (972) 423-9494
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                -----------------
                                 John R. Bailey
                       Senior Vice President--Finance and
                             Chief Financial Officer
                     Heartland Wireless Communications, Inc.
                          200 Chisholm Place, Suite 200
                               Plano, Texas 75075
                                 (972) 423-9494
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                -----------------
                                    Copy to:

                              Julie M. Allen, Esq.
                       O'Sullivan Graev & Karabell, LLP
                             30 Rockefeller Plaza
                           New York, New York  10112
                                (212) 408-2400
                                  _____________


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                -----------------
                         CALCULATION OF REGISTRATION FEE

                                                Proposed    Proposed
                                                Maximum      Maximum
                                     Amount     Offering    Aggregate     Amount of
     Title of Each Class of          to be       Price      Offering    Registration
   Securities to be Registered     Registered   Per Note    Price(1)         Fee

 13% Series D Senior Notes due    $15,000,000     100%     $16,350,000     $5,638
 2003  . . . . . . . . . . . . .

(1)  Estimated solely for the purpose of calculating the registration fee.

     -----------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


================================================================================

                 Subject to Completion, Dated September 24, 1996
PROSPECTUS

                     HEARTLAND WIRELESS COMMUNICATIONS, INC.
                   Offer to Exchange up to $15,000,000 of its
                       13% Series D Senior Notes due 2003
                       for any and all of its outstanding
                       13% Series C Senior Notes due 2003

                                -----------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
    , 1996, UNLESS EXTENDED.
                               ------------------

     Heartland Wireless Communications, Inc. (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 13% Series D Senior Notes due 2003 (the "New Notes") of the Company for each $1,000 principal amount of the issued and outstanding 13% Series C Senior Notes due 2003 (the "Old Notes" and the Old Notes and the New Notes, collectively, the "Notes") of the Company from the Holders (as defined herein) thereof. As of the date of this Prospectus, there is $15,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer.

     Interest on the New Notes will accrue from March 28, 1996 and will be payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1996. No interest will be payable on the Old Notes accepted for exchange.

     The New Notes will be senior obligations of the Company ranking pari passu in right of payment to all existing and future indebtedness of the Company, other than indebtedness that is expressly subordinated to the New Notes. The Company has no senior indebtedness, other than $100,000,000 principal amount of 13% Series B Senior Notes due 2003 (the "Series B Notes") and the Notes. However, subject to certain limitations set forth in the Indenture (as defined herein), the Company and its subsidiaries may incur additional indebtedness which is secured by assets of the Company and its subsidiaries. In addition, the Company is a holding company that conducts substantially all of its business through its subsidiaries. The Old Notes are, and the New Notes will be, therefore, effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. As of June 30, 1996, the outstanding liabilities of the Company's consolidated subsidiaries, including all liabilities of consolidated subsidiaries that are not wholly-owned by the Company, were approximately $7.8 million. The Indenture permits the Company's subsidiaries to incur additional indebtedness.

     The Old Notes were not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The New Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 120 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

     The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There is no established trading market for the New Notes. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

     The Company will pay all of the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn as provided herein at any time prior to the Expiration Date (as defined herein). The Exchange Offer is subject to certain customary conditions.

                               ------------------
     See "Risk Factors" beginning on page 12 for a discussion of certain factors that should be considered by Holders priors to tendering Old Notes in the Exchange Offer.

                               ------------------

   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE COMMISSION NOR HAS THE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

     The Registration Statement may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. In addition, the Company is required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov. that contains information regarding registrants that file electronically with the Commission.

     The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such material filed by the Company with the Commission may be inspected, and copies thereof obtained, at the places, and in the manner, set forth above.

     In the event that the Company ceases to be subject to the informational reporting requirements of the Exchange Act, the Company has agreed that, so long as the Notes remain outstanding, it will file with the Commission and distribute to holders of the Notes copies of the financial information that would have been contained in annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that the Company would have been required to file with the Commission pursuant to the Exchange Act. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. The Company will also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996; and (iii) the Company's Current Reports on (A) Form 8-K dated February 23, 1996, as amended by Form 8-K/A dated February 23, 1996 (filed with the Commission on April 8, 1996) and Form 8-KA2 dated February 23, 1996 (filed with the Commission on April 29, 1996), and (B) Form 8-K dated July 1, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to September 24, 1996 and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the foregoing documents incorporated herein by reference (excluding exhibits unless specifically incorporated therein). Such documents are available upon request from J. Curtis Henderson, Vice President and General Counsel, Heartland Wireless Communications, Inc., 200 Chisholm Place, Suite 200, Plano, Texas 75075, (972) 423-9494. In order to ensure timely delivery of such documents, any request should be made by , 1996 (five business days prior to the Expiration Date).

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus or in the documents incorporated by reference herein. Unless the context otherwise requires, all references in this Prospectus to the Company refer collectively to Heartland Wireless Communications, Inc., its predecessors and its majority-owned subsidiaries.


                                   The Company

     Heartland Wireless Communications, Inc. develops, owns and operates wireless cable television systems, primarily in small to mid-size markets located in the central United States. At September 1, 1996, on a pro forma basis (see "Recent Events"), the Company had wireless cable channel rights in 95 markets representing approximately 10.3 million households, approximately
9.2 million of which the Company believes can be served by line-of-sight ("LOS") transmissions (which generally require a direct, unobstructed transmission path from the central transmitting antenna to the antenna located on the subscriber's premises).

     The Company targets small to mid-size markets with significant numbers of LOS households that are unpassed by traditional hard-wire cable. Many of these households, particularly in rural areas, have limited access to local off-air VHF/UHF channels (such as ABC, NBC, CBS and Fox), and typically do not have access to pay television service except via satellite receivers. As a result, the Company believes that its wireless cable television service is an attractive alternative to existing choices for such households. The Company estimates that within its 95 wireless cable markets, approximately 3.3 million LOS households, or 36% of the Company's total LOS households, are unpassed by traditional hard-wire cable systems, as compared to the 20 largest hard-wire cable markets in the United States, in which only approximately 2% of all households are unpassed by traditional hard-wire cable. The Company believes that it will ultimately achieve a penetration rate of the unpassed LOS households in its markets that is comparable to the average penetration rate achieved by traditional hard-wire cable operators nationally, which Paul Kagan Associates, Inc. estimates to be approximately 64% as of December 31, 1994.

     At September 1, 1996, on a pro forma basis (see "Recent Events"), the Company's 95 markets included 50 markets in which the Company has systems in operation (the "Existing Systems") and 45 future launch markets where the Company has aggregated sufficient wireless cable channel rights to commence construction of a system or the Company has leases with or options from applicants for channel licenses that the Company expects to be granted by the Federal Communications Commission (the "FCC"). At September 1, 1996, the 50 Existing Systems were providing wireless cable service to approximately 193,000 subscribers.

     The executive offices of the Company are located at 200 Chisholm Place, Suite 200, Plano, Texas 75075, and the telephone number of the executive offices is (972) 423-9494. The Company's operations are based in Durant, Oklahoma.


                             Wireless Cable Industry

     Initially, most cable systems were hard-wire systems, using coaxial cable and amplifiers to transmit television signals. In 1983, the FCC allocated a portion of the radio spectrum from 2500 to 2700 megahertz ("Mhz"), which had previously been allocated entirely for educational use, to commercial wireless cable operation. Simultaneously, the FCC also modified its rules on the usage of the remaining portion of such spectrum allocated for educational use. Nevertheless, regulatory and other obstacles impeded the growth of the wireless cable industry through the remainder of the 1980s. The FCC maintained burdensome restrictions on the commercial use of educational channel capacity. In addition, before the Cable Act passed by Congress on October 5, 1992 (the "Cable Act") became effective, many program suppliers were unwilling to provide programming to wireless cable operators on terms comparable to those offered to traditional hard-wire cable operators, if at all. During the 1990s, several factors have contributed to the growth of the wireless cable industry, including
(i) Congressional scrutiny of the rates
and practices of the traditional hard-wire cable industry, (ii) improved technology, particularly signal encryption, (iii) regulatory reforms by the FCC to facilitate the growth and competitive impact of the wireless cable industry, including permitting channel aggregation, (iv) increased availability of programming for wireless cable systems, (v) consumer demand for alternatives to traditional hard-wire cable service and (vi) increased availability of capital to wireless cable operators in the public and private markets.

     In each of the Company's markets, 32 channels of spectrum are available for wireless cable transmission. Of these, 12 wireless cable channels can be owned by for-profit entities ("MDS" channels) and the other 20 channels generally must be owned by qualified non-profit educational organizations ("ITFS" channels). ITFS channels must be used at least 20 hours per week for educational programming, while the remaining "excess air time" may be leased to wireless cable operators for commercial use. Certain commercially available programs, such as The Discovery Channel and A&E, qualify as educational and thereby facilitate full-time usage of an ITFS channel by commercial wireless cable operators.

     Wireless cable programming is transmitted through the air via microwave frequencies from a transmission facility ("head-end") to a small receiving antenna at each subscriber's location. To a subscriber, wireless cable provides a high quality picture and a reliable signal. The Company can offer its subscribers HBO, Showtime, Disney, ESPN, CNN, USA, WGN, WTBS, Discovery, the Nashville Network, A&E and other programming services and pay-per-view, as well as local off-air VHF/UHF channels.

                                Business Strategy

     The Company's primary business objective is to develop, own and operate wireless cable television systems in markets in which the Company believes it can achieve positive cash flow and operating income rapidly after system launch and then expand such system while increasing such system's operating income.

     Rural Market Focus. The Company aggregates wireless cable channel rights and locates operations in geographic clusters of small to mid-size markets that have a substantial number of households not currently passed by traditional hard-wire cable. The Company believes that this size market typically has a stable economic base, less competition than alternative forms of entertainment and terrain and other conditions conducive to wireless cable transmissions.

     Managed Subscriber Penetration. The Company attempts to manage system launch and subscriber growth in order to contain system launch costs and to achieve positive cash flow rapidly. Typically, the Company's operating systems achieve positive monthly operating cash flow upon obtaining an average of approximately 1,200 to 1,500 subscribers. Within a system, the Company initially directs its marketing at unpassed households, which typically have limited access to local off-air VHF/UHF broadcast channels. Accordingly, the Company believes it can launch service successfully in most of its markets with only 12 channels of programming, allowing it to contain system launch costs and achieve positive cash flow with a lower number of subscribers. Generally, once a system achieves positive operating cash flow, the Company will expand the channel offering and add subscribers while increasing such system's positive operating cash flow. As of September 1, 1996, 39 of the Company's operating systems were generating positive monthly operating cash flow. The remaining operating systems that were not generating positive monthly operating cash flow had not reached an average of 1,200 to 1,500 subscribers.

     Low Cost Structure. Wireless cable systems typically cost significantly less to build and operate than traditional hard-wire cable systems for several reasons. First, while both traditional hard-wire cable operators and wireless cable operators must construct a head-end, traditional hard-wire cable operators must also install an extensive network of coaxial cable and amplifiers in order to transmit signals from the head-end to subscribers. Once the head-end is constructed, the Company estimates that each additional wireless cable subscriber currently requires an incremental capital expenditure by the Company of approximately $400, consisting of, on average, $220 of material, $140 of installation labor and overhead charges and $40 of direct commission. Such incremental capital expenditures are variable costs and are partially offset by installation fees paid by subscribers. Second, without an extensive cable network, wireless cable operators typically incur lower system maintenance costs and depreciation expense. Third, programming is generally available to traditional hard-wire and wireless cable operators on comparable terms, although operators that have a smaller number of subscribers often are required to pay higher per-subscriber fees. Fourth, the Company currently experiences a low rate of subscriber turnover of on average approximately 1.5% per month, as compared to the "churn" rate of approximately 3% per month typically experienced by traditional hard-wire cable operators. Reduced subscriber turnover reduces installation and marketing expenses. Finally, by locating its operations in geographic clusters, the Company can further contain costs by taking advantage of economies of scale in management, sales and customer service.

     Acquisition of ITFS Channel Rights. Because the Company believes it can launch service successfully in its markets with as few as 12 channels of programming, the Company focuses on development of the 20 available ITFS channels. The Company cooperates with many non-profit educational organizations in obtaining ITFS licenses from the FCC. Once the Company has secured rights to at least 12 ITFS channels in a market, the Company believes it can launch a commercially viable system in such market. The Company believes that its strategy of first developing the ITFS channels, in lieu of the MDS channels, has resulted in aggregate leased license expense in its systems in operation that is less than the industry-wide average leased license expense.


                                Company History

     The Company's founders, David E. Webb, the President and Chief Executive Officer, and L. Allen Wheeler, Vice Chairman of the Board of Directors, began acquiring licenses, leases and options to wireless cable channels in 1989, both individually and through various controlled entities. In September 1990, Messrs. Webb and Wheeler formed Wireless Communications, Inc., an Oklahoma corporation ("WCI"), and contributed to it certain of their direct and indirect wireless cable assets and liabilities. In October 1993, Hunt Capital, a principal stockholder of the Company and affiliate of J.R. Holland, Jr., the Chairman of the Board of the Company, acquired a $988,000 10% promissory note due September 14, 1994 payable by WCI (the "Hunt Note") from an affiliate of Hunt Capital, which had entered into a loan agreement with WCI in September 1993.

     The Company was incorporated in Delaware in October 1993 to succeed to the wireless cable businesses previously conducted by Messrs. Webb and Wheeler, directly and indirectly through various controlled entities, including WCI. Messrs. Webb and Wheeler contributed all capital stock of entities engaged in the wireless cable businesses owned by them to the Company for a 50% equity interest. Hunt Capital contributed the Hunt Note, including accrued interest, and $2.0 million to the Company for the remaining 50% equity interest. In addition, Messrs. Webb and Wheeler leased all other wireless cable channel license rights controlled, directly and indirectly, by them to the Company and granted the Company an option to purchase such license rights at a nominal price.

     In April and June 1994, the Company sold 2.4 million shares of common stock, $.001 par value per share (the "Common Stock"), in its initial public offering at a per share price of $10.50 (the "Initial Public Offering"). The aggregate net proceeds to the Company from the Initial Public Offering were approximately $22.3 million. In November 1994, the Company consummated a private placement (the "Sale of Convertible Notes") of $40.2 million in gross proceeds of 9% Convertible Subordinated Discount Notes due 2004 (the "Convertible Notes") to Jupiter Partners L.P. ("Jupiter") and an accredited individual. On April 19, 1995, the Company consummated a private placement to the Initial Purchaser and Lazard Freres & Co. of 100,000 Units (the "Units") consisting of $100,000,000 principal amount of 13% Senior Notes due 2003 (the "Series A Notes") and 600,000 warrants (the "Warrants") to purchase shares of Common Stock. On March 13, 1996, the Company consummated an exchange offer pursuant to which $100,000,000 principal amount of Series B Notes were issued in exchange for an equal principal amount of Series A Notes, which were cancelled. See "Description of Certain Indebtedness."

                               The Exchange Offer

Registration Rights Agreement           The Old Notes were sold by the Company
                                        on March 28, 1996 to BT Securities
                                        Corporation (the "Initial Purchaser"),
                                        who placed the Old Notes with
                                        institutional investors.  In connection
                                        therewith, the Company and the Initial
                                        Purchaser executed and delivered for the benefit of the holders of the Old Notes a registration rights agreement (the
                                        "Registration Rights Agreement")
                                        providing, among other things, for the
                                        Exchange Offer.

The Exchange Offer                      New Notes are being offered in exchange
                                        for a like principal amount of Old
                                        Notes.  As of the date hereof,
                                        $15,000,000 aggregate principal amount
                                        of Old Notes are outstanding.  The
                                        Company will issue the New Notes to
                                        Holders promptly following the
                                        Expiration Date.  See "Risk Factors --
                                        Consequences of Failure to Exchange."

Expiration Date                         5:00 p.m., New York City time, on
                                                       , 1996, unless the
                                        Exchange Offer is extended as provided
                                        herein, in which case the term
                                        "Expiration Date" means the latest date
                                        and time to which the Exchange Offer is
                                        extended.

Interest Each New Note will bear interest from March 28, 1996, the date of the original issuance of the Old Notes. No interest will be paid on the Old Notes accepted for exchange.

Conditions to the Exchange Offer        The Exchange Offer is subject to certain
                                        customary conditions, which may be
                                        waived by the Company.  The Company
                                        reserves the right to amend, terminate
                                        or extend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. See
                                        "The Exchange Offer -- Conditions."

Procedures for Tendering Old
   Notes Each Holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, or an Agent's Message (as defined herein) together with the Old Notes and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. By executing the Letter of Transmittal or delivering an Agent's Message, each Holder will represent to the Company, among other things, that
                                        (i) the New Notes acquired pursuant to
                                        the Exchange Offer by the Holder and any beneficial owners of Old Notes are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) neither the Holder nor such beneficial owner has an arrangement with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such New Notes and (iv) neither the Holder nor such beneficial owner is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for Beneficial
    Owners Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal or delivering an Agent's Message and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer -- Procedures for Tendering."

Guaranteed Delivery Procedures          Holders of Old Notes who wish to tender
                                        their Old Notes and whose Old Notes are
                                        not immediately available or who cannot
                                        deliver their Old Notes, the Letter of
                                        Transmittal or an Agent's Message or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                                        Delivery Procedures."

Withdrawal Rights                       Tenders may be withdrawn as provided
                                        herein at any time prior to 5:00 p.m.,
                                        New York City time, on the Expiration
                                        Date.  See "The Exchange Offer --
                                        Withdrawal of Tenders."

Acceptance of Old Notes and Delivery
    of New Notes                        The Company will accept for exchange any
                                        and all Old Notes which are properly
                                        tendered in the Exchange Offer prior to
                                        5:00 p.m., New York City time, on the
                                        Expiration Date.  The New Notes issued
                                        pursuant to the Exchange Offer will be
                                        delivered promptly following the
                                        Expiration Date.  See "The Exchange
                                        Offer -- Terms of the Exchange Offer."

Exchange Agent                          Bankers Trust Company is serving as
                                        Exchange Agent in connection with the
                                        Exchange Offer.  See "The Exchange Offer
                                        -- Exchange Agent."

Use of Proceeds                         There will be no cash proceeds to the
                                        Company from the exchange pursuant to
                                        the Exchange Offer.

Federal Income Tax Consequences         The exchange of Old Notes for New Notes
                                        will not be a taxable exchange for
                                        Federal income tax purposes.  See
                                        "Certain Federal Income Tax
                                        Considerations."

Consequences of Failure to Exchange     Holders of Old Notes who do not exchange
                                        their Old Notes for New Notes pursuant
                                        to the Exchange Offer will continue to
                                        be subject to the restrictions on
                                        transfer of such Old Notes as set forth
                                        in the legend thereon as a consequence
                                        of the issuance of the Old Notes
                                        pursuant to exemptions from, or in
                                        transactions not subject to, the
                                        registration requirements of the
                                        Securities Act and applicable state
                                        securities laws.  In general, Old Notes
                                        may not be offered or sold unless
                                        registered under the Securities Act,
                                        except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.


                      Summary Description of the New Notes

   The Exchange Offer applies to $15,000,000 aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and, except as set forth in the immediately preceding sentence, will be entitled to the benefits of the Indenture, under which both the Old Notes were, and the New Notes will be, issued. See "Description of Notes."

The New Notes                           $15,000,000 aggregate principal amount
                                        of 13% Series D Senior Notes due 2003.

Maturity Date                           April 15, 2003.

Interest Rate and Payment Dates         The New Notes will bear interest at the
                                        rate of 13% per annum. Interest will be
                                        payable semi-annually on April 15 and
                                        October 15 of each year, commencing on
                                        October 15, 1996.

Escrow and Disbursement
   Agreement                            The Company placed approximately $1.9
                                        million of the net proceeds realized
                                        from the sale of the Old Notes to the
                                        Initial Purchaser, representing funds
                                        sufficient to pay interest on the Notes
                                        from April 15, 1996 through April 14,
                                        1997, into an Escrow Account (as defined herein) to be held by the Escrow Agent
                                        (as defined herein) for the benefit of
                                        the holders of the Notes.  Until
                                        disbursed in accordance with the Escrow
                                        and Disbursement Agreement (as defined
                                        herein), the Escrow Account is designed
                                        to secure a portion of the Company's
                                        obligations under the Notes. Funds will be disbursed from the

                                        Escrow Account only to pay interest on
                                        the Notes and, upon certain repurchases
                                        or redemptions of the Notes, to pay
                                        principal of and premium, if any,
                                        thereon. Pending such disbursement, all funds contained in the Escrow Account will be invested in Marketable Securities (as defined herein). See "Description of Notes -- Disbursement of Funds -- Escrow Account" and
                                        "Description of Notes -- Security."

Optional Redemption                     The New Notes will be redeemable, in
                                        whole or in part, at the option of the
                                        Company at any time on or after April
                                        15, 1999 at the redemption prices set
                                        forth herein plus accrued and unpaid
                                        interest thereon, if any, to the
                                        redemption date.  See "Description of
                                        Notes -- Optional Redemption."

Repurchase Upon Sale of Capital
   Stock to Strategic Equity Investor   In the event of a sale by the Company
                                        prior to April 15, 1998 of at least
                                        $25.0 million of its Capital Stock (as
                                        defined herein) (other than Disqualified
                                        Stock (as defined herein)) to a
                                        Strategic Equity Investor (as defined
                                        herein) in a single transaction, up to
                                        25% of the Notes may be redeemed at the
                                        election of the Company upon not less
                                        than 30 nor more than 45 days' prior
                                        notice given within 30 days after such
                                        sale from the net cash proceeds thereof
                                        at the redemption price set forth herein plus accrued and unpaid interest thereon, if any, to the date of redemption, provided that at least 75% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption. See
                                        "Description of Notes -- Optional
                                        Redemption."

Change of Control                       In the event of a Change of Control (as
                                        defined herein), the Company will be
                                        required, subject to certain conditions, to make an offer to repurchase all of the Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase. There can be no assurance that the Company will have the financial resources necessary to repurchase the
                                        Notes upon a Change of Control.  See
                                        "Description of Notes -- Offer to
                                        Purchase Upon Change of Control."

Ranking The New Notes will be senior obligations of the Company ranking pari passu in right of payment to all existing and future indebtedness of the Company, other than indebtedness that is expressly subordinated to the New Notes. The Company has no senior indebtedness, other than the Series B Notes and the Notes. The Notes are senior in right of payment to the Convertible Notes, which are expressly subordinated to the Notes. However, subject to certain limitations set forth in the Indenture, the Company and its subsidiaries may incur additional indebtedness which is secured by assets of the Company and its subsidiaries. In addition, the Company is a holding company that conducts substantially all of its business through its subsidiaries and, therefore, the Notes are effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. As of June 30, 1996, the Company's consolidated subsidiaries had approximately $7.8 million of liabilities. The Indenture permits the Company's subsidiaries to incur additional indebtedness. See
                                        "Description of Notes -- General" and
                                        "Description of Notes -- Certain
                                        Covenants--Limitation on Indebtedness."


Certain Covenants                       The Indenture contains certain covenants
                                        that, among other things, limit the
                                        ability of the Company and its
                                        subsidiaries to make restricted
                                        payments, to incur indebtedness, to
                                        create liens, to issue preferred or
                                        other capital stock of subsidiaries, to
                                        sell assets, to permit restrictions on
                                        dividends and other payments by
                                        subsidiaries to the Company, to
                                        consolidate, merge or sell all or
                                        substantially all of its assets, to
                                        engage in transactions with affiliates
                                        or to engage in certain businesses.
                                        These covenants are subject to important exceptions and qualifications. See
                                        "Description of Notes -- Certain
                                        Covenants."

Bond Premium                            The Notes were issued with bond premium
                                        for Federal income tax purposes.  See
                                        "Certain Federal Income Tax
                                        Considerations."

   For additional information regarding the Notes, see "Description of Notes."


                                  Risk Factors

   See "Risk Factors" for a discussion of certain factors that should be considered by Holders prior to tendering Old Notes in the Exchange Offer.

                                  RISK FACTORS

     Holders should carefully consider the following risk factors, as well as the other information included or incorporated by reference in this Prospectus, prior to making a decision to tender their Old Notes in the Exchange Offer.

Consequences of Failure to Exchange

     Holders of Old Notes who do not exchange the Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 120 days from the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, the ability of any Holder to resell the New Notes is subject to applicable state securities laws as described in "Risk Factors--Blue Sky Restrictions on Resale of New Notes."

Necessity to Comply with Exchange Offer Procedures

     To participate in the Exchange Offer, and to avoid the restrictions on transfer of the Old Notes, Holders of Old Notes must transmit a properly completed Letter of Transmittal or an Agent's Message, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described herein. See "The Exchange Offer."

Blue Sky Restrictions on Resale of New Notes

     In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any Holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the New Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

Substantial Indebtedness of the Company; Insufficiency of Earnings to Cover Fixed Charges

     The Company has a substantial amount of indebtedness. As of June 30, 1996, the Company had approximately $163.3 million of Indebtedness (as defined herein) and the Company's consolidated subsidiaries had approximately $7.8 million of total liabilities. The Indenture limits, but does not prohibit, the incurrence of additional indebtedness, secured or unsecured, by the Company and its subsidiaries. As a result, although funds sufficient to pay interest on the Series B Notes through April 14, 1997 have been placed in escrow and funds sufficient to pay interest on the Notes from April 15, 1996 through April 14, 1997, have been placed into the Escrow Account, thereafter a substantial portion of the Company's cash flow will be devoted to debt service. In addition, although the Convertible Notes accrete to face value and no cash interest is payable thereunder prior to the earlier of November 30, 1999 and the occurrence of certain events of default (the "Applicable Date"), a substantial portion of the Company's earnings will be reduced by non-cash debt service. The debt service requirements of any additional indebtedness could make it more difficult for the Company to make principal and interest payments on the Notes. For the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996, earnings were insufficient to cover fixed charges by $406,101, $4.6 million, $20.2 million, $6.6 million and $23.5 million, respectively. The ability of the Company to make payments of principal and interest will be largely dependent upon its future financial performance. Many factors, some of which will be beyond the Company's control (such as prevailing economic conditions), will affect its financial performance. There can be no assurance that the Company will be able to generate sufficient cash flow to cover required interest and principal payments. If the Company is unable to meet interest and principal payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. There can be no assurance that sufficient equity or debt financing will be available, or, if available, that it will be on terms acceptable to the Company, that the Company will be able to refinance its existing indebtedness or that sufficient funds could be raised through asset sales. The Company's high level of indebtedness has several important consequences, including, but not limited to: (i) significant interest expense and principal repayment obligations resulting in substantial annual fixed charges; (ii) significant limitations on the Company's ability to obtain financing, make capital expenditures and acquisitions and take advantage of other business opportunities that may arise; and (iii) increased vulnerability to adverse general economic and industry conditions. There can be no assurance that the Company will be profitable in the future. See "Risk Factors -- Holding Company Structure; Dependence of Company on Subsidiaries for Repayment of Notes," "Risk Factors -- Ranking of Notes" and "Description of Notes."

Holding Company Structure; Dependence of Company on Subsidiaries for Repayment of New Notes

     The New Notes will be obligations of the Company exclusively.
Substantially all of the operations of the Company are conducted through direct and indirect subsidiaries. The Company's cash flow and, consequently, its ability to service debt, including the New Notes, is dependent upon the cash flow of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the New Notes or to make any funds available therefor, whether in the form of loans, dividends or otherwise. In addition, certain of the Company's subsidiaries may become parties to credit agreements, which may contain limitations on the ability of such subsidiaries to pay dividends or to make loans or advances to the Company. The Indenture limits the ability of the Company to create or permit restrictions on dividends and other payments by its subsidiaries. See "Description of Notes -- Certain Covenants -- Dividend and Other Payment Restrictions Affecting Subsidiaries."

     Because the Company is a holding company that conducts its business through its subsidiaries, all existing and future liabilities of the Company's subsidiaries, including trade payables, will be effectively senior to the New Notes. As of June 30, 1996, the Company's consolidated subsidiaries, including those that are not wholly-owned by the Company, had aggregate liabilities of approximately $7.8 million. The Indenture limits, but does not prohibit, the incurrence of additional indebtedness by the Company and its subsidiaries. See "Description of Notes -- Certain Covenants -- Limitation on Indebtedness."

Ranking of Notes

     The New Notes will not be secured by any of the assets of the Company except to the limited extent provided for by the Escrow and Disbursement Agreement and will become general unsecured obligations of the Company upon disbursement in full of the funds in the Escrow Account. The Company and its subsidiaries are permitted to incur secured indebtedness. See "Description of Notes -- Disbursement of Funds -- Escrow Account" and "Description of Notes -- Certain Covenants -- Limitation on Indebtedness." Any holders of secured indebtedness of the Company would be entitled to payment of their indebtedness out of the proceeds of their collateral prior to the holders of any general unsecured obligations of the Company, including the New Notes.

     The New Notes will be senior obligations of the Company ranking pari passu in right of payment as to all existing and future indebtedness of the Company, other than indebtedness that is expressly subordinated to the New Notes. The Company has no senior indebtedness, other than the Series B Notes and the Notes. The New Notes will be senior in right of payment to the Convertible Notes, which are expressly subordinated to the New Notes. However, the Company and its subsidiaries may incur additional indebtedness which is secured by assets of the Company and its subsidiaries. In the event of any distribution or payment of the assets of the Company in any foreclosure, dissolution, winding-up, liquidation or reorganization, holders of secured indebtedness will have a secured prior claim to the assets of the Company that constitute their collateral. In the event of bankruptcy, liquidation or reorganization of the Company, except to the extent assets are available to holders of the New Notes under the Escrow and Disbursement Agreement, holders of the New Notes will participate ratably with all holders of indebtedness of the Company which is unsecured and all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company, and there is no assurance that there will be sufficient assets to pay amounts due on the New Notes.

Management of Growth; Integration of Acquired Businesses

     The Company has experienced rapid growth in the number of its employees and the scope of its operating and financial systems. This growth has resulted in an increased level of responsibility for both existing and new management
personnel.   Effective February 23, 1996, the Company acquired all the assets and liabilities of each of American Wireless Systems, Inc. ("AWS") and CableMaxx, Inc. ("CMAX") and substantially all of the assets and certain of the liabilities of each of Forth Worth Wireless Cable T.V. Associates (the "Fort Worth Partnership"), Wireless Cable T.V. Associates #38 (the "Minneapolis Partnership") and Three Sixty Corp. ("TSC"), the successor to Technivision, Inc. ("Technivision"). The foregoing acquisitions are referred to collectively herein as the "Transactions." The consummation of the Transactions has resulted in additional significant growth of the Company's operations. To manage its growth effectively, the Company will be required to implement and improve its operating and financial systems and controls and to expand, train and manage its employee base. Although the Company has retained the services of certain persons formerly employed by other parties to the Transactions, the Company is primarily dependent upon the existing management of the Company to perform the management functions formerly performed by management of each of the parties to the Transactions. To the extent that the Company's existing management is unable to perform these combined duties, the Company could be adversely affected. There can be no assurance that the management, systems and controls currently in place or any steps taken to improve such management, systems and controls will be adequate in the future.

     In addition, in light of the Transactions, management of the Company must make and implement a number of strategic and operational decisions regarding the integration of the entity's various operations and the exploitation of its assets and businesses. The timing and manner of the implementation of decisions made with respect to the ongoing business of the Company will materially affect the operations of the Company. There can also be no assurance that any of the acquired businesses will be integrated successfully into the Company's business.

Need for Additional Financing for Growth

     The growth of the Company's business requires substantial investment on a continuing basis to finance capital expenditures and expenses related to subscriber growth and system development. The Company believes that its cash and cash equivalent assets and cash generated from operations will be sufficient to fund the Company's operations and expansion through approximately the end of 1996. Additional funds will be necessary to complete the launch, build-out and expansion of all of the Company's wireless cable systems and to bring such systems to a mature state. These activities may be financed in whole or in part directly by the Company and/or by its existing or future subsidiaries, through debt or equity financings, joint ventures or other arrangements. As in the past, the Company may also finance its system construction, development, launch and expansion activities or the acquisition of additional markets through the sale and/or exchange of its existing portfolio of wireless cable channel rights. Although the Company believes that cash provided by operating activities, the sale of wireless cable channel rights that are not a part of the Company's current strategic plan and proceeds from additional public or private debt or equity offerings will be sufficient for the Company to complete its planned system construction, development, launch and expansion activities in 1997 and beyond, there can be no assurance that the Company will achieve positive cash flow from operations, that the Company will consummate the sale of any wireless cable channel rights or that sufficient debt or equity financing will be available on satisfactory terms and conditions, if at all. In addition, there is also no assurance that, subject to certain limitations set forth in the Indenture, the Company will not pursue, from time to time, other opportunities to acquire additional wireless cable channel rights and businesses that may utilize the capital currently expected to be available for its current markets. The amount and timing of the Company's future capital requirements will depend upon a number of factors, including programming costs, equipment costs, marketing expenses, staffing levels, subscriber growth and competitive conditions, many of which are not within the Company's control. Failure to obtain any required additional financing could materially adversely affect the growth, cash flow or earnings of the Company.

Potential Significant Industry Transactions

     Significant industry transactions such as acquisitions and dispositions of channel rights, joint ventures and other business transactions between and among participants in the wireless cable television industry have occurred with some frequency in the past, and the Company's management expects this trend to continue in the foreseeable future. Although the Company regularly engages in discussions concerning such industry transactions with other industry participants, the Company is not currently subject to any material definitive agreements in such regard except as disclosed herein or in those documents incorporated by reference herein. Whether the Company proceeds with any of these discussions and whether the Company ultimately negotiates and/or consummates any additional significant industry transactions will depend, among other things, upon the business and prospects of the Company, industry conditions, investment and growth opportunities available to the Company, stock market conditions, availability and suitability of financing for such transactions, regulatory and legal considerations and other plans and requirements of the Company. No assurance can be given that, if consummated, any such significant industry transaction could be successfully integrated into the Company's business.

Limited Operating History; Net Losses Since Inception

     Although the Company's business commenced in 1990, it did not generate any revenues until April 1992. Holders, therefore, have limited historical financial information about the Company upon which to base an evaluation of the Company's performance and a decision to tender Old Notes in the Exchange Offer. As of June 30, 1996, the Company had recorded net losses of approximately $38.1 million since inception, due primarily to start-up costs, interest expense and charges for depreciation and amortization of capital expenditures to develop its wireless cable systems. Until such time as the Company substantially increases its subscriber base, resulting in higher subscription fee revenues, it will continue to experience losses. Because of the costs associated with launching a wireless cable television system and expanding its subscriber base, continued growth by the Company will tend to reduce net income, if any, or increase net losses. As a result, the Company expects to continue to experience net losses for an indefinite period while it develops and expands its wireless cable systems even if mature individual systems of the Company are profitable.

Dependence on Existing Management; Key Employees

     The Company is dependent in large part on the experience and knowledge of existing management. The Company has not entered into any employment agreements with, or obtained key-man life insurance for, any of its executive officers and there can be no assurance that any of such persons will remain in the Company's employ in the future. The Company's success is also dependent upon its ability to attract and retain qualified employees to develop and operate its wireless cable systems.

Competition

     The subscription television industry is highly competitive. Wireless cable television systems face or may face competition from several sources, such as traditional hard-wire cable companies, Satellite Master Antenna Television systems, Direct Broadcast Satellites and other alternative methods of distributing and receiving television transmissions. Further, premium movie services offered by cable television systems have encountered significant competition from the home video cassette recorder industry. In areas where several local off-air VHF/UHF broadcast signals can be received without the benefit of subscription television, cable television systems also have experienced competition from the availability of broadcast signals generally and have found market penetration to be more difficult. In addition, within each market, the Company initially must compete with others to acquire, from the limited number of channel licenses issued, rights to a minimum number of channels needed to establish a viable system. Legislative, regulatory and technological developments may result in additional and significant competition, including competition from local telephone companies, from a proposed new wireless service known as local multi-point distribution and from emerging trends and technologies. In the Existing Systems, the Company has targeted its marketing to households that are unpassed by traditional hard-wire cable and that have limited access to local off-air VHF/UHF broadcast channels. Accordingly, to date, the Company has not encountered significant direct competition from traditional hard-wire cable companies. It is likely, given the markets acquired in the Transactions, that the Company will face significant direct competition from traditional hard-wire cable companies in the future.
The basic programming package offered in each of the Existing Systems is comparable to that offered by the local traditional hard-wire cable operators. However, certain of such local traditional hard-wire cable operators currently offer more premium, pay-per-view and public access channels than the Company.
In addition, as the telecommunications industry continues to evolve, the Company may face additional competition from new providers of entertainment and data services. In particular, there are a rapidly growing number of information and data service providers serving consumers via on-line services and communications networks, such as the Internet and World Wide Web. Although the Company is unaware of any such provider delivering programming like that available on wireless cable television, there can be no assurance that continuing advances in technology will not make such delivery possible. Even if such direct competition does not exist in the future, however, the Company's services will compete, indirectly, with entertainment services generally, including those provided by operators using evolving technology. Many actual and potential competitors have greater financial, marketing and other resources than the Company. No assurance can be given that the Company will compete successfully.

Government Regulation

     The right to transmit on wireless cable channels is regulated by the FCC and the copyright for the retransmission of local off-air VHF/UHF broadcasts is regulated by the United States Copyright Office (the "U.S. Copyright Office") pursuant to the Copyright Act of 1976, as amended (the "Copyright Act").

     Federal Legislation. Pursuant to the Cable Act, the FCC adopted rate regulations exclusively for traditional hard-wire cable systems. Pursuant to the Telecommunications Act of 1996, which was enacted in February 1996, all cable rate regulation will be eliminated after three years, and for "small systems" as defined in the Act, and under certain other circumstances, rate regulation will be eliminated immediately. The Company cannot predict precisely what effect these regulations or other governmental regulations may have on traditional hard-wire cable operators as to price and service. While current FCC regulations are intended to promote the development of a competitive pay television industry, the rules and regulations affecting the wireless cable industry may change, and any future changes in FCC rules, regulations, policies and procedures could have an adverse effect on the industry as a whole and on the Company in particular.

     Copyright Act. Secondary transmission of a broadcast signal is permissible only if approved by the copyright holder or if subject to compulsory licensing under the Copyright Act. The United States Congress has adopted legislation extending the compulsory copyright licensing system to include wireless cable systems. As a result of this action, wireless cable operators may engage in secondary transmissions of distant programming without the copyright holder's approval, provided that such operators file certain reports and pay certain fees set by the Copyright Royalty Tribunal.

     Regulation of Retransmission. Effective October 6, 1993, pursuant to the Cable Act, local broadcasters may require that cable operators obtain their consent before retransmitting local off-air VHF/UHF broadcasts. The FCC has exempted wireless cable operators from the retransmission consent rules if the receive-site antenna is either owned by the subscriber or within the subscriber's control and available for purchase by the subscriber upon the termination of service. In all other cases, wireless cable operators must obtain consent to retransmit local broadcast signals. The Company has obtained such consents in each of its Existing Systems where the Company is retransmitting on a wireless cable channel. Such consents will be required in the Company's other markets. There can be no assurance that the Company will be able to obtain such consents on terms satisfactory to the Company.

     Other Regulations. Wireless cable operators are also subject to regulation by the Federal Aviation Administration (the "FAA") with respect to the construction of transmission towers and to certain local zoning regulations affecting construction of towers and other facilities. There may also be restrictions imposed by local authorities. There can be no assurance that the Company will not be required to incur additional costs in complying with such regulations and restrictions. No assurance can be given that new regulations will not be imposed or that existing regulations will not be changed. Any such new or modified regulations could have a material adverse effect on the wireless cable industry as a whole and on the Company in particular.

Dependence on Channel Leases; Loss of Licenses by Lessors

     The Company is dependent on leases with unaffiliated third parties for most of its wireless cable channel rights. The Company has entered into leases for substantially all of its wireless cable channel rights with channel license holders, applicants for channel licenses and applicants that have had previously-filed applications returned without prejudice by the FCC and which will be refiled. The Company's channel leases typically cover four ITFS and one to four MDS channels each. Generally, ITFS channels may only be owned by qualified non-profit educational organizations and in general must use a minimum of 20 hours per week per channel for educational programming. The remaining excess ITFS channel air time may be leased to wireless cable operators for commercial use without further restriction. MDS channels may be owned by commercial entities and allow full-time usage without programming restrictions. Under the rules of the FCC, the term of an ITFS channel lease cannot exceed ten years. There is no such restriction for MDS channel leases. ITFS licenses generally are granted for a term of ten years and are subject to renewal by the FCC. MDS licenses generally will expire on May 1, 2001, unless renewed. The use of such channels by the license holders is subject to regulation by the FCC and the Company's ability to continue to enjoy the benefits of its leases with channel license holders is dependent upon the continuing compliance by the channel license holders with applicable regulations including the requirement that ITFS license holders must meet certain educational use requirements in order to lease transmission capacity to wireless cable operators. The remaining initial terms of most of the Company's channel leases are approximately 5 to 10 years, although certain of the Company's channel leases have initial terms expiring during the next several years. Most of the Company's leases grant the Company a right of first refusal to purchase the channels after the expiration of the lease if FCC rules and regulations so permit, provide for automatic renewal of the lease term upon FCC renewal of the license and/or require the parties to negotiate lease renewals in good faith. The termination of or failure to renew a channel lease or termination of the channel license, or the failure to grant an application for an extension of time to construct an authorized station, would result in the Company being unable to deliver television programming on such channel(s). Although the Company does not believe that the termination of or failure to renew a single channel lease or license would adversely affect the Company, several of such terminations or failures in one or more markets that the Company actively serves could have a material adverse effect on the Company. Additionally, FCC licenses also specify construction deadlines, which, if not met, could result in the loss of the license. Requests for additional time to construct may be filed and are subject to review pursuant to FCC rules. Certain of the Company's channel rights are subject to pending extension requests and it is anticipated that additional extensions will be required. There can be no assurance that the FCC will grant any particular extension request or license renewal request.

Uncertainty of Grant of Pending Applications

     Applications for wireless cable licenses are subject to approval by the FCC. Applicants with whom the Company has entered into leases have filed a series of applications with the FCC for a number of wireless cable channels and the Company has entered into leases for additional channels with applicants that have had previously-filed applications returned without prejudice by the FCC and which will be refiled. The vast majority of such leases are in the form of lease agreements with qualified non-profit educational organizations for ITFS channels. These ITFS applications are expected to undergo review by the FCC's engineers and staff attorneys over the next several months. There is no limit on the time that may elapse between filing an application with the FCC for a modification or new license and action thereon by the FCC. Once the FCC staff determines that the applications meet certain basic technical and legal qualifications, the staff will then determine whether each application is proximate to the transmit and receive-site locations of other applications. Those applications that would result in signal interference to other pending applications ("Competing Applications") must then undergo a comparative selection process. The FCC's ITFS application selection process is based on a set of objective criteria that includes whether an applicant is located in the community to be served and the number of students that will receive the applicant's educational programming. Thus, the outcome of the selection process when two or more qualified applicants are competing for the same channels lends itself to a degree of predictability that varies according to the circumstances. Most of the Company's lease agreements with applicants for channel licenses involve channel licenses for which Competing Applications have been filed. In each market, the Company has carefully considered the FCC's selection criteria in choosing the educational entities with which it has entered into lease agreements. However, because the FCC's application review process does not lend itself to complete certainty, and given the considerable number of applications involved, no assurance can be given as to the precise number of applications that will be granted. A number of competing applicants for channel licenses have filed with the FCC petitions to deny the applications in which the Company has acquired channel rights, based upon alleged substantive defects in the applicant or in technical or other aspects of the application. The Company anticipates that the FCC will deny most of the current petitions to deny the applications in which the Company has acquired channel rights. However, no assurance can be given as to the precise number of such petitions that will be denied. Although the Company does not believe that any single award of a channel license to an applicant that has filed a Competing Application or the granting of any single petition to deny an application in which the Company has acquired channel rights would adversely affect the Company, several of such awards or grants could have a material adverse effect on the Company.

Uncertainty of Ability to Obtain FCC Authorizations

     Wireless cable systems transmit programming over wireless cable channels that are licensed by the FCC. Generally, the Company believes that a minimum of 12 wireless cable channels is necessary to offer a commercially viable wireless cable system in most rural markets and that more channels are required in more competitive markets, such as those well served by traditional cable television systems. In some of its long-term launch markets, the Company does not currently have the right to operate 12 channels from the same transmitter site. In those markets, the Company is dependent upon (i) the grant of pending applications for modification of existing licenses for unbuilt ITFS stations,
(ii) the grant of such license modification applications which have not been filed and/or (iii) the grant of applications for new ITFS licenses, some of which have not been filed. There can be no assurance that any or all of the modification applications and new license applications actually made or anticipated to be made by the Company will be granted by the FCC. Although the Company does not believe that the denial of any single modification or new license application will adversely affect it, the denial of several such applications, particularly if concentrated in one or a few of the Company's markets, could have a material adverse effect on its growth.

Interference Issues

     Under current FCC regulations, a wireless cable operator may install receive-site equipment and serve any point where its signal can be received, subject to the interference protection rights of certain other wireless cable systems. Interference from other wireless cable systems can limit the ability of a wireless cable system to serve particular points, in the same manner that interference from one television station limits the ability of a viewer to receive another television station broadcasting on the same frequency. In licensing ITFS and MDS stations, a primary concern of the FCC is avoiding situations where proposed stations are predicted to cause interference to the reception of existing station signals. Pursuant to current FCC regulations, a wireless cable license holder is generally protected from interference within 35 miles of the transmission site. The Company's business plan involves moving the authorized transmitter site of various of its MDS and ITFS licensed stations and obtaining the grant of licenses to new stations that the Company will use in its wireless cable systems. The FCC interference protection standards may make one or more of those proposed relocations or new grants unavailable. In any such event, it may be necessary to negotiate interference agreements with the licensees of stations which would otherwise block such relocations or new grants. There can be no assurance that the Company will be able to negotiate any required interference agreements on terms acceptable to it. In the event that the Company cannot obtain interference agreements required to implement its plans for a given market, the Company may have to curtail or modify operations in that market. Any substantial modification or curtailment of the Company's operations in its markets could have a material adverse effect on its growth or financial performance. In addition, the Company's leases with MDS and ITFS licensees require their cooperation, it is possible that one or more of the Company's channel lessors may hinder or delay the Company's efforts to use the channels in accordance with its plans for a particular market.

Auction of Basic Trading Areas

     The FCC has concluded an auction (the "BTA Auction") of available commercial wireless cable spectrum in 487 "basic trading areas ("BTAs") and six additional BTA-like geographic areas around the country. The winner of a BTA has the right to develop the vacant MDS frequencies throughout the BTA, consistent with certain specified interference criteria that protects existing ITFS and MDS channels. Existing ITFS and MDS channel rights holders also must protect the BTA winner's spectrum from interference caused by power increases or tower relocations. The Company was the winning bidder in 93 BTAs at a total cost of approximately $19.8 million. Under the terms of the BTA Auction, the Company remitted a $1.0 million deposit at the commencement of the BTA Auction and subsequently has remitted 20% of the total committed amount (less the $1.0 million deposit), or approximately $3.0 million. The remaining 80% of the committed amount, or approximately $15.8 million, bears interest at 9.5% and will be paid over a 10-year period commencing in the fourth quarter of 1996.
The Company will be required to make quarterly interest-only payments for the first two years and quarterly payments of principal and interest over the remaining eight years. Pursuant to a Participation Agreement consummated among the Company, CS Wireless Systems, Inc. ("CS Wireless") and CAI Wireless, Inc. in February 1996, CS Wireless will reimburse the Company for all amounts paid in the BTA Auction relating to 12 BTAs at a total cost of approximately $5.3 million. As of September 24, 1996, CS Wireless had reimbursed the Company approximately $1.1 million, representing all amounts paid by the Company in connection with the award of the 12 BTAs. The net result of the Company's acquisition of 93 BTAs in the BTA Auction and the CS Wireless reimbursement, is that the Company acquired 81 BTAs in the BTA Auction for a net cost of approximately $14.5 million. The Company will have certain post-auction filing obligations, including, but not limited to, applications that propose new transmission facilities, exhibits concerning their involvement in bidding consortia, and their plans to build-out two-thirds of the market over a five-year period. Due to the unique nature of the BTA Auction, there is no prior regulatory history regarding the scope and nature of the information the FCC will require, or how the FCC will treat the information.

Dependence on Program Material Agreements

     In connection with its distribution of television programming, the Company is dependent on fixed-term contracts with various program suppliers. Generally, the terms of such contracts are for periods of one to five years and began to expire in 1995. Although the Company has no reason to believe that any such contracts will be cancelled or will not be renewed upon expiration, if such contracts are cancelled or not renewed, the Company will have to seek program material from other sources. There is no assurance that other program material will be available to the Company on acceptable terms or at all or, if so available, that such material will be acceptable to the Company's subscribers. The likelihood that program material will be unavailable to the Company is significantly mitigated by the Cable Act and various FCC regulations issued thereunder, which, among other things, impose limits on exclusive programming contracts and generally prohibit cable programmers in which a cable operator has an attributable interest from discriminating against cable competitors with respect to the price and terms and conditions of sale of programming. Only a few of the major cable television programming services carried by the Company are not currently directly owned by a vertically integrated cable operator, and the Company historically has not had difficulty in arranging satisfactory contracts for these services. The Cable Act is the subject of various legal challenges and if it were found to be unconstitutional, program suppliers might raise their prices or make their program material unavailable to the Company.

Physical Limitations of Wireless Cable Transmission

     Wireless cable programming is transmitted through the air via microwave frequencies from a transmission facility to a small receiving antenna at each subscriber's location, which generally requires a direct, unobstructed line-of-sight from the transmission facility to the subscriber's receiving antenna. Therefore, in communities with tall trees, hilly terrain, tall buildings or other obstructions in the transmission path, wireless cable transmission can be difficult or impossible to receive at certain locations without the use of signal boosters. Consequently, the Company may not be able to supply services to certain potential subscribers. In addition, in limited circumstances, extremely adverse weather can damage transmission and receiving antennas as well as transmit site equipment.

Difficulties and Uncertainties of a New Industry

     While wireless cable television is not a new technology, it is a relatively new industry with a short operating history. Holders should be aware of the difficulties and uncertainties that are normally associated with new industries, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in technology and changes in laws and regulations. There can be no assurance that the wireless cable industry will develop or continue as a viable or profitable industry.

Possible Adverse Tax Consequences Attributable to Certain Dispositions

     The cash and promissory note portion of the consideration received by the Company and/or its subsidiaries from the consummation of the sale or disposition of certain assets held for sale will result in the recognition of gain for Federal income tax purposes. The amount of any tax liability attributable thereto will depend upon numerous factors, including the tax basis of the assets conveyed, the net operating losses available to the Company and other factors. There can be no assurance that sufficient tax bases and net operating losses will exist to defray a material amount of any such gain, thereby requiring the Company to pay certain tax liabilities to Federal and/or state authorities. Any such payments would negatively impact the Company's cash flow.

Certain Subsidiaries Not Wholly-Owned

     The Company generally conducts its business through subsidiaries. The Company's subsidiaries include non-operating subsidiaries that hold interests in channels, subsidiaries that operate systems and subsidiaries that do both. The Company also has an operating subsidiary that installs wireless cable systems in various markets served by the Company and its subsidiaries. Certain of the Company's subsidiaries are not wholly-owned and most subsidiaries are indirectly owned by the Company as a result of its majority ownership of other entities. Although the Company has a sufficient interest in its subsidiaries to be able to exercise control over them, the Company may owe a fiduciary duty to the holders of various minority interests in its subsidiaries. Accordingly, the Company may not exercise unfettered control over such subsidiaries and may be required to deal with such subsidiaries on terms no less favorable to such subsidiaries than could be obtained from unaffiliated third parties. The Company believes that all of its dealings with its subsidiaries have been on such terms. In addition, dividends or other distributions paid or made by such subsidiaries must be paid or made on a pro rata basis to all stockholders.

Wireless One and CS Wireless Minority Investments

     The Company owns approximately 21% of the outstanding common stock of Wireless One, Inc., a Delaware corporation ("Wireless One"). Although David E. Webb and J. R. Holland, Jr., directors of the Company, serve as directors of Wireless One, the Company cannot exercise unfettered control over this substantial investment. The Company does not control the management of Wireless One, and is dependent upon the skill, expertise and managerial efforts of the management of Wireless One to achieve a return on the Company's substantial investment in Wireless One. To the extent that Wireless One proves unsuccessful in its business, the value of the Company's investment therein will be adversely affected. Similarly, the Company owns approximately 35% of the outstanding common stock of CS Wireless. Although David E. Webb and J. R. Holland, Jr., directors of the Company, serve as directors of CS Wireless, the Company cannot exercise unfettered control over this substantial investment. The Company does not control the management of CS Wireless, and is dependent upon the skill, expertise and managerial efforts of the management of CS Wireless to achieve a return on the Company's substantial investment in CS Wireless. To the extent that CS Wireless proves unsuccessful in its business, the value of the Company's investment therein will be adversely affected.

Agreement to Vote for Board Designee of Jupiter; Co-Sale Right

     David E. Webb, the President and Chief Executive Officer of the Company, L. Allen Wheeler, Vice Chairman of the Board of Directors of the Company, and Hunt Capital Group ("Hunt Capital"), a principal stockholder of the Company and affiliate of J. R. Holland, Jr., the Chairman of the Board of the Company, collectively own approximately 40.6% of the outstanding Common Stock. Pursuant to the terms of a Stockholders' Agreement (the "Stockholders' Agreement"), for so long as Jupiter, the purchaser of $40.0 million gross proceeds of the Convertible Notes, retains a 25% interest in the Convertible Notes originally purchased by it and/or the shares of Common Stock issued or issuable upon conversion thereof (the "Conversion Shares") originally issuable to it, each of Hunt Capital, David E. Webb and L. Allen Wheeler, have agreed to vote their shares (i) in favor of the election to the Company's Board of Directors of one designee of Jupiter and (ii) in favor of the Company's Board of Directors consisting of at least three and not more than seven members. The agreement of such stockholders to elect Jupiter's designee to the Board of Directors may restrict the ability of such stockholders to elect their preferred slate of directors to manage the Company, which may result in a member of the Board of Directors having interests that conflict with those of the other stockholders of the Company. In addition, under the terms of the Stockholders' Agreement, each of Hunt Capital, David E. Webb and L. Allen Wheeler have agreed that, for so long as Jupiter holds such 25% interest, in the event of any proposed sale or series of sales of Common Stock by any such stockholder to a non-affiliate for aggregate consideration greater than $15.0 million or representing in excess of 5% of the outstanding Common Stock at such time, such stockholder shall not effect such sale unless Jupiter is permitted to participate in such sale on a pro rata basis with such stockholder. The co-sale right may reduce the likelihood of a change in control of the Company, because any potential purchaser of stock held by the controlling stockholders may also be required to purchase shares by Jupiter.

Possible Future Acquisitions

     The Company has in the past made a number of acquisitions and may in the future make additional acquisitions. The Company can be expected to seek to acquire additional channel rights, both in its existing markets and in other markets, both directly and indirectly by acquiring other wireless cable television providers. Such acquisitions may be in geographic areas or markets outside of the Company's traditional focus of small to mid-sized markets in the central United States. In addition, subject to limitations set forth in the Indenture, it is possible that the Company might make one or more acquisitions outside of the business of providing wireless cable television services. Any such acquisitions may be made for cash, securities, including Common Stock, or combinations thereof. Under applicable law and regulations, in many circumstances, approval by the Company's stockholders of any such acquisitions may not be required. The Company may pay for such acquisitions in cash or by issuing equity or debt securities. The issuance of equity to effect or finance such acquisitions would have the effect of reducing the percentage ownership of the Company held by each pre-acquisition stockholder and the incurrence of indebtedness in connection with such acquisitions could adversely affect the liquidity, results of operations and financial condition of the Company.

Certain Rescission Rights

     On February 23, 1996, AWS became a wholly-owned subsidiary of the Company. Prior to February 23, 1996, a predecessor of AWS, through an affiliate, participated in the offer and sale of approximately $29 million of general partnership interests in three general partnerships without registration under any federal or state securities laws. Following an investigation by the Commission, AWS, Steven G. Johnson, then a director and officer of AWS, Jeffrey
D. Howes, formerly a director and officer of AWS, and Dexter S. Cohen and Kevin
C. King, each of whom then owned greater than five percent of AWS common stock, without admitting or denying any wrongdoing, consented to an SEC order to cease and desist from committing or causing any violation and any future violations of the securities registration provisions of the Securities Act and the broker-dealer registration provisions of the Exchange Act. In addition, securities administrators in 22 states also have investigated or are presently investigating the activities related to the unregistered sale of the general partnership interests described above. The actions taken by the various state securities administrators range from no action taken to the issuance of 15 cease and desist orders and consent orders pursuant to which AWS, the issuing general partnerships and Messrs. Johnson and Howes, as officers of AWS, were required to cease selling general partnership interests without registration, to offer rescission to individuals who purchased general partnership interests and, in certain cases, to pay administrative penalties. In certain cases, such parties have entered into consent decrees with state regulatory authorities, including an order in Arizona requiring AWS to offer to purchase such general partnership interests sold to residents of Arizona or to pay the Arizona Corporation Commission an amount equal to the amount of the investment made by all general partners who are Arizona residents, or approximately $566,000, plus interest from the time of investment. AWS has advised the Arizona Corporation Commission that it does not intend to make such offer to purchase.

     On September 29, 1995, AWS and one of the general partnerships in which interests were sold (the "Pittsburgh Partnership") jointly sold (the "Pittsburgh Sale") their respective interest in the joint venture operating the wireless cable television system in Pittsburgh, Pennsylvania to CAI Wireless Systems, Inc. ("CAI"). General partners holding approximately 72% of the general partnership interests of the Pittsburgh Partnership (the "Pittsburgh Partners") executed and delivered written consents to such sale, each of which included a release of certain contingent claims including claims arising from the offer and sale of the general partnership interests to the Pittsburgh Partners. On February 23, 1996, in connection with the consummation of the Transactions, the Fort Worth Partnership, another of the general partnerships in which interests were sold, sold (the "FTW Transaction") its interest in the joint venture operating the wireless cable television system in Fort Worth, Texas to the Company. General partners holding in excess of 78% of the general partnership interests of the FTW Partnership (the "FTW Partners") executed and delivered written consents to such sale, each of which included a release of certain contingent claims including claims arising from the offer and sale of the general partnership interests to the FTW Partners. On February 23, 1996, in connection with the consummation of the Transactions, the Minneapolis Partnership, another of the general partnerships in which interests were sold, sold (the "Minneapolis Transaction") its interest in the limited liability company operating the wireless cable television system in Minneapolis, Minnesota to the Company. General partners holding in excess of 88% of the general partnership interests of the Minneapolis Partnership (the "Minneapolis Partners") executed and delivered written consents to such sale, each of which included an assignment to the Company of certain related parties from certain contingent claims against AWS and certain related parties, including claims arising from the offer and sale of the general partnership interests to the Minneapolis Partners.

     There can be no assurance that the Minneapolis Partners, the FTW Partners or the Pittsburgh Partners who did not vote in favor of the Minneapolis Transaction, the FTW Transaction, the Pittsburgh Sale, respectively, or any governmental agency will not institute proceedings against AWS or the Company, as the successor to AWS, based on a failure to register the general partnership interests in connection with a public offering or for damages based on alleged omissions or misrepresentations of material information in connection with the sale of such interests. No assurance can be given that a successful claim against the predecessors of AWS could not be asserted against the Company based on a number of theories involving successor liability. The institution of legal action against the Company arising out of the offer and sale of general partnership interests by AWS' predecessors could result in substantial defense costs to the Company and the diversion of efforts by the Company's management, and the imposition of liabilities against the Company could have an adverse effect on the Company.

Lack of Public Market for the New Notes

     The Old Notes are designated for trading in the PORTAL market. There is no established trading market for the New Notes. Although the Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes, it is not obligated to do so and it may discontinue such market-making at any time without notice. The Company does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development of any market or the liquidity of any market that may develop for the New Notes. If such a market were to exist, no assurance can be given as to the trading prices of the New Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities.

Possible Volatility of Price of the New Notes

     The market price of the Common Stock could be subject to wide fluctuations in response to quarterly variations in the Company's results of operations, changes in earnings estimates by analysts, conditions in the wireless cable industry or general market or economic conditions. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many emerging growth companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could adversely affect the price of the Common Stock and, to the extent that the Company's business requires additional financing, the price of the New Notes.

                                 RECENT EVENTS

     The Company has executed an agreement to sell wireless cable assets in New Hampshire and has executed a letter of intent to acquire two wireless cable operating systems in Oklahoma. In addition, the Company has reached an agreement in principle to acquire one wireless cable operating system in Iowa and wireless cable assets in one market in each of Nebraska and Montana. The markets to be divested and acquired represent approximately 186,500 net households, 171,340 net LOS households and 1,680 net subscribers. The agreement to sell wireless cable assets in New Hampshire is subject to customary closing conditions, including completion of due diligence satisfactory to the purchaser. Agreements for the five markets to be acquired also will be subject to customary closing conditions. There can be no assurance that any of these transactions will be consummated.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     The Old Notes were sold by the Company on March 28, 1996 to the Initial Purchaser, who placed the Old Notes with institutional investors. In connection therewith, the Company and the Initial Purchaser entered into the Registration Rights Agreement, pursuant to which the Company agreed, for the benefit of the Holders of the Old Notes, that the Company would, at its sole cost, (i) within 180 days following the original issuance of the Old Notes, file with the Commission the Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of the Company identical in all material respects to the series of Old Notes (except that such New Notes would not contain terms with respect to transfer restrictions) and (ii) cause such Registration Statement to be declared effective under the Securities Act within 270 days following the original issuance of the Old Notes. Upon the effectiveness of the Registration Statement, the Company will offer, pursuant to this Prospectus, to the Holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, to be issued without a restrictive legend and which may, generally, be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business, such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither such Holder nor any other such person is engaging in or intends to engage in a distribution of such New Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any Holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 120 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 300 days of the Issue Date, (iii) in certain circumstances, the Initial Purchaser so requests within 270 days after the consummation of the Exchange Offer or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and Federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and so notifies the Company within 60 days after such Holder first becomes aware of such restriction and provides the Company with a reasonable basis for its conclusion, in the case of each of clauses (i)-(iv) of this sentence, then the Company will promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and, at its cost, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), (b) use all reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 60th day after the delivery of the Shelf Notice (or promptly in the event of a request by the Initial Purchaser) and (c) use all reasonable efforts to keep the Shelf Registration Statement effective until three years after its effective date, or such shorter period ending when (i) all Notes covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated therein or (ii) a subsequent Shelf Registration Statement covering all unregistered Old Notes has been declared effective under the Securities Act. The Company will, in the event of the filing of a Shelf Registration Statement, provide to each Holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes.
A Holder of Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification obligations). In addition, each Holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have its Old Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

     In the event that either (i) the Registration Statement is not filed with the Commission on or prior to the 180th calendar day following the Issue Date,
(ii) the Registration Statement is not declared effective on or prior to the 270th calendar day following the Issue Date, or (iii) (A) the Exchange Offer is not consummated, (B) the Shelf Registration Statement is not declared effective on or prior to the 60th calendar day following the delivery of the Shelf Notice or (C) the Shelf Registration Statement ceases to be effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay increased cash interest to each Holder of the Old Notes during the first 90 day period immediately following the occurrence of such Registration Default in an amount equal to 0.50% per annum on the Old Notes. The amount of the cash interest will increase by an additional 0.50% per annum for each subsequent 90 day period until the Registration Statement is filed, the Registration Statement is declared effective, the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again became effective, as the case may be, up to a maximum amount of additional cash interest of 2.00% per annum. All accrued cash interest shall be paid to record holders of the Old Notes by wire transfer of immediately available funds or by federal funds check by the Company on each Interest Payment Date. Upon (x) the filing of the Registration Statement in the case of clause (i) above, (y) the effectiveness of the Registration Statement in the case of clause (ii) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, in the case of clause (iii) above, and provided that none of the conditions set forth in clauses (i), (ii) and (iii) above continues to exist, such additional interest shall cease to accrue on the Old Notes from the date of such filing, effectiveness or consummation.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The Old Notes are designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, Holders of Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

     As of the date of this Prospectus, $15,000,000 aggregate principal amount of the Old Notes are outstanding. The Company has fixed the close of business
on                     , 1996 as the record date for the Exchange Offer for
purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there were registered Holders of the Old Notes.

     Holders of the Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law (the "DGCL") or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral notice (confirmed in writing) oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of the exchange of Old Notes.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral notice (confirmed in writing) or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under "The Exchange Offer -- Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral notice (confirmed in writing) or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

Interest on the New Notes

     The New Notes will bear interest from March 28, 1996, the date of original issuance of the Old Notes. No interest will be paid on the Old Notes accepted for exchange.

Procedures for Tendering

     The tender of Old Notes by a Holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of Transmittal, will
first be sent on or about                     , 1996, to all Holders of Old
Notes known to the Company and the Exchange Agent.

     Only a Holder of the Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender any Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, or an Agent's Message, including any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) the certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal or Agent's Message and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

     The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

     The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. If sent by mail, it is recommended that registered mail, return receipt requested, be used and proper insurance be obtained. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Notes should be sent to the Company.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal or delivering an Agent's Message and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers,Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, adminstrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that the Company determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each Holder will represent to the Company, among other things, that (i) the New Notes acquired by the Holder and any beneficial owners of Old Notes pursuant to the Exchange Offer are being obtained in the ordinary course of business of the persons receiving such New Notes, (ii) neither the Holder nor such beneficial owner has an arrangement with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

Book-Entry Transfer

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, or an Agent's Message, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date may effect a tender if:

          (a)  the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) or an Agent's Message, together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) or an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other document required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the persons withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor.
If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "The Exchange Offer -- Procedures for Tendering" at any time prior to the Expiration Date.

     Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

Conditions

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the Commission; or

          (b) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall deem necessary for the consummation of the Exchange Offer.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "The Exchange Offer -- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.

Exchange Agent

     Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

         Mail:            By Facsimile:       Hand/Overnight
 Bankers Trust Company   (212) 250-6961         Delivery:
  Corporate Trust and    (212) 250-6392   Bankers Trust Company
      Agency Group                         Corporate Trust and
  Reorganization Dept.                         Agency Group
     P.O. Box 1458                          Receipt & Delivery
 Church Street Station                            Window
  New York, New York                      123 Washington Street,
       10008-1458                               1st Floor
                                           New York, New York
                                                  10006

                           Confirm by
                           Telephone:
                         (212) 250-6270


Fees and Expenses

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

Accounting Treatment

     The New Notes will be recorded at the same carrying value as the Old Notes, which is face value less accrued original issue discount, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.


                              DESCRIPTION OF NOTES

General

     The Old Notes were, and the New Notes will be, issued under an Indenture (the "Indenture") between the Company and First Trust of New York, National Association, as trustee (the "Trustee"). The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the qualification of the Indenture under the Trust Indenture Act (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes (the "Holders") are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." As used in this section, the term "Company" refers only to Heartland Wireless Communications, Inc. and not to its subsidiaries and the term "Holder" refers to a holder of a Note.

     The Notes are secured by a first priority security interest in the Escrow Account described under "Disbursement of Funds -- Escrow Account." The Notes are senior obligations of the Company ranking pari passu in right of payment to all existing and future Indebtedness of the Company, other than Indebtedness that is expressly subordinated to the Notes. The Company has no senior Indebtedness, other than the Series B Notes and the Notes. The Notes are senior in right of payment to the Convertible Notes, which are expressly subordinated to the Notes. However, subject to certain limitations set forth in the Indenture, the Company and its Subsidiaries may incur Indebtedness which is secured by assets of the Company and its Subsidiaries. In addition, the operations of the Company are conducted through its subsidiaries and, therefore, the Company will be dependent upon the cash flow of its subsidiaries to meet its obligations under the Notes. As a result, the Notes are effectively subordinated to all existing liabilities and future Indebtedness and other liabilities and commitments of the Company's subsidiaries. Any right of the Company to receive assets of the Company's Subsidiaries or any future Subsidiaries of the Company, upon the latter's liquidation or reorganization (and the consequent right of the Holders to participate in those assets), will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, although other creditors of such Subsidiary may be secured by certain assets of such Subsidiary. As of June 30, 1996, the outstanding liabilities of the Company's consolidated subsidiaries, including all the liabilities of consolidated subsidiaries that are not wholly-owned by the Company, were approximately $7.8 million. The Indenture permits the Company's subsidiaries to incur additional indebtedness in the future.

     The Notes will constitute a new issue of securities for which there is currently no trading market. See "Risk Factors -- Lack of Public Market."

     The Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, Bankers Trust Company will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which will be the Registrar's corporate trust office. The Company may change any Paying Agent and Registrar without notice to the Holders. The Company will pay principal (and premium, if any) on the Notes at the Paying Agent's corporate office in New York, New York. At the Company's option, interest may be paid by check mailed to the registered addresses of Holders.

Principal, Maturity and Interest

     The Notes are limited in aggregate principal amount to $15 million and will mature on April 15, 2003. Interest on the Notes will accrue at the rate of 13% per annum and will be payable semiannually in cash on each April 15 and October 15 commencing on April 15, 1996, to the Persons who are registered Holders at the close of business on the April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

Optional Redemption

     Optional Redemption. The Notes will not be redeemable at the Company's option prior to April 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

                      Year          Percentage

                 1999  . . . .       105.571%

                 2000  . . . .       103.714%

                 2001  . . . .       101.857%

                 2002 and
                 thereafter  .       100.000%

     Optional Redemption Upon Sale of Equity to Strategic Equity Investor. Notwithstanding the foregoing, in the event of the sale by the Company prior to April 15, 1998 of at least $25.0 million of its Capital Stock (other than Disqualified Stock) to a Strategic Equity Investor in a single transaction, the Company may, at its option, use the net cash proceeds of such sale of Capital Stock to redeem up to 25% of the Notes at a redemption price equal to 113% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 75% of the initial principal amount of the Notes remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock (other than Disqualified Stock), the Company shall make such redemption not more than 120 days after the consummation of any such sale of Capital Stock.

Mandatory Redemption

     Except as set forth below under "Offer to Purchase Upon Change of Control" and "Certain Covenants
 -- Limitation on Asset Sales," the Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Selection and Notice

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee or Registrar in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Offer to Purchase Upon Change of Control

     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

     Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee and Paying Agent, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the Note prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, the Indenture limits the Company's ability to incur Indebtedness (see "Certain Covenants--Limitation on Indebtedness") and there can be no assurance that the Company would be able to obtain such financing.

     The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under "Certain Covenants--Merger, Consolidation and Sale of Assets" below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the governing law under the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Company is required to make a Change of Control Offer.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management or Permitted Holders of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management or Permitted Holders of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities law and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Disbursement of Funds -- Escrow Account

     The Company placed approximately $1.9 million of the net proceeds realized from the sale of the Notes, representing funds sufficient to pay interest on the Notes from April 15, 1996 through April 14, 1997, in the Escrow Account held by the Escrow Agent for the benefit of the Trustee under the Indenture in accordance with the Escrow and Disbursement Agreement. The Company entered into the Escrow and Disbursement Agreement, which provides, among other things, that funds may be disbursed from the Escrow Account only to pay interest on the Notes (or, if a portion of the Notes has been retired by the Company, funds representing the interest payment on the retired Notes may be paid to the Company) and, upon certain repurchases or redemptions thereof, to pay principal of and premium, if any, thereon. Pending such disbursement, the Company will cause all funds contained in the Escrow Account to be invested in Marketable Securities. Interest earned on these Marketable Securities will be added to the Escrow Account.

     The Notes are secured by a first priority security interest in the Escrow Account. See "Security" below.

Certain Covenants

     Limitation on Restricted Payments. The Indenture provides that the Company and its Subsidiaries may not, directly or indirectly (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries other than dividends or distributions payable
(A) in Equity Interests of the Company that are not Disqualified Stock or (B) to the Company or any Wholly-Owned Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries (other than any such Equity Interests owned by the Company or a Wholly-Owned Subsidiary); (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu or subordinated in right of payment to the Notes, except in accordance with the scheduled repayment provisions set forth in the original documentation governing such Indebtedness; or (iv) in a single transaction or a series of related transactions, until the date on which the ratio of Annualized EBITDA to Consolidated Interest Expense equals or exceeds 1.75 to 1.00, make Investments in a cumulative amount for the Company and all of its Subsidiaries, in excess of
(A) the sum of (1) $10 million and (2) 100% of the Net Proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or similar trust and other than Disqualified Stock) less (B) the cumulative amount of Net Proceeds received by the Company from the issue or sale of Equity Interests of the Company that has been applied to make Restricted Payments (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment: (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (b) after giving effect to such Restricted Payment on a pro forma basis as if such Restricted Payment had been made at the beginning of the applicable fiscal quarter, the Company could incur $1.00 of additional Indebtedness pursuant to the Annualized Cash Flow Ratio test described below under "Certain Covenants -- Limitation on Indebtedness"; and (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date, is less than the sum of: (x) 50% of the Consolidated Net Income (or if Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from the first day of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment, plus (y) 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company or to an employee stock ownership plan or similar trust and other than Disqualified Stock or the Net Proceeds from the sale of Equity Interests applied to make Investments in accordance with this covenant) since the Issue Date.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net proceeds of, the substantially concurrent sale for cash or Marketable Securities (other than to a Subsidiary of the Company) of other Equity Interests of the Company that are not Disqualified Stock; (iii) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof pursuant to any employment agreement, management equity subscription agreement or stock option plan or similar agreement in effect as of the Issue Date or entered into in the ordinary course of business for consideration which, when added to all loans made pursuant to clause (iv) below during the fiscal year and then outstanding, does not exceed $0.5 million in the aggregate in any fiscal year or $2.5 million in the aggregate over the life of the Notes; (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of loans and advances to employees of the Company or any Subsidiary thereof in the ordinary course of business which, when added to the aggregate consideration paid pursuant to clause (iii) above during the same fiscal year, does not exceed $0.5 million in any fiscal year or $2.5 million in the aggregate over the life of the Notes; provided that upon repayment of such loans or advances made after the Issue Date, such repaid amounts shall no longer be included in the principal amount of loans and advances made to employees; (v) so long as no Default or Event of Default shall have occurred and be continuing, a Permitted Refinancing;
(vi) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, retirement or other acquisition of Equity Interests of a Subsidiary of the Company for (A) Equity Interests of the Company that are not Disqualified Stock or (B) up to $1.0 million in the aggregate over the life of the Notes of cash consideration; (vii) the payment of funds to satisfy or discharge any liability or obligation incurred by the Company as a result of its joint and several liability as a general partner for all third-party liabilities and obligations of RuralVision Joint Venture, if any; (viii) the acquisition by the Company of the Cross Country Sale Assets;
(ix) the acquisition by the Company of the Tulsa, Oklahoma wireless cable market from USWS; (x) the acquisition by the Company of the Amarillo, Texas market from U.S. Wireless; (xi) the payment of dividends on Preferred Stock of Subsidiaries outstanding on the Issue Date; (xii) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company from U.S. Wireless for consideration comprised of the note receivable related to the U.S. Wireless Loan; (xiii) Investments in Wireless Cable Related Assets made with the Net Cash Proceeds from an Asset Sale made in compliance with the first paragraph of the "Limitation on Asset Sales" covenant (whether such Asset Sale shall have been consummated prior to or after the Issue Date) or otherwise permitted by the "Limitation on Asset Sales" covenant, provided that if such Investment had been acquired in a simultaneous swap or exchange for the assets disposed of in such Asset Sale, such swap or exchange would have complied with the provisions of the third paragraph under the "Limitation on Asset Sales" covenant; (xiv) Investments that constitute part of an Asset Sale transaction consummated in compliance with or otherwise permitted by the provisions of the third paragraph under the "Limitation on Asset Sales" covenant; (xv) Investments in the Wireless Cable Business acquired in consideration for the issuance of Equity Interests of the Company (other than Disqualified Stock) and cash paid in lieu of the issuance of fractional shares and in satisfaction of any applicable dissenter's or appraisal rights; and (xvi) the consummation of any of the Transactions. The amounts referred to in clauses (i), (ii), (iii), (iv) and (vi) shall be included as Restricted Payments in any computation made pursuant to clause (c) above. Restricted Payments shall be deemed not to include Permitted Payments and Permitted Investments.

     Not later than the making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate (as defined in the Indenture) stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

     Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, Guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness; provided that the Company (but not its Subsidiaries) may incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Annualized Cash Flow Ratio of the Company as of the date of such incurrence or issuance shall not exceed (x) 7.0 to 1.0 if such incurrence or issuance occurs on or prior to the second anniversary of the Issue Date and (y) 5.0 to 1.0 if such incurrence or issuance occurs thereafter.

     The foregoing limitation will not apply to: (i) Indebtedness evidenced by the Notes and the Indenture; (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness, other than any Existing Indebtedness required to be repaid with proceeds of the sale of the Units; (iii) the incurrence by the Company and its Subsidiaries of Bank Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $25.0 million (less the amount of any then-outstanding Preferred Stock of Subsidiaries issued to refinance Indebtedness to the extent such amount has not been applied to reduce the amount of Indebtedness permitted under clause (vii) below) , as such amount may be permanently reduced as specified in the "Limitation on Asset Sales" covenant described below, and reduced by the amount of any outstanding Guarantee incurred pursuant to clause (iv) below; provided that no Default or Event of Default shall have occurred and be continuing at the time of such incurrence; (iv) the Guarantee by the Subsidiaries of Bank Indebtedness permitted to be incurred by the Company pursuant to the immediately preceding paragraph; (v) Indebtedness of the Company issued to any Wholly-Owned Subsidiary; provided that (a) any such Indebtedness is unsecured and is subordinated to the Notes and (b) that any subsequent issuance or transfer of any Capital Stock which results in any Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Indebtedness to a Person not a Wholly-Owned Subsidiary will be deemed an incurrence of such Indebtedness; (vi) Indebtedness of a Subsidiary issued to and held by the Company or any Wholly-Owned Subsidiary of the Company; provided that any subsequent issuance or transfer of any Capital Stock which results in a Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Indebtedness to a Person not a Wholly Owned Subsidiary of the Company will be deemed an incurrence of such Indebtedness; (vii) the incurrence (a "Permitted Refinancing") by the Company and its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness incurred pursuant to the Annualized Cash Flow Ratio test above or pursuant to clauses (ii), (iii), (iv) and (v) above ("Refinancing Indebtedness"), provided that: (a) the net proceeds of such Refinancing Indebtedness shall not exceed the principal amount of and required premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (or if such Indebtedness was issued at an original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) and reasonable expenses incurred in connection therewith; (b) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and remaining Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (c) if the Indebtedness being extended, refinanced, renewed, replaced or refunded is subordinated in right of payment to the Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being so extended, refinanced, renewed, replaced or refunded; (viii) the incurrence of obligations in respect of Interest Rate Agreements relating to Indebtedness to the extent that the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Agreement relates; or (ix) the incurrence by the Company or any of its Subsidiaries of Indebtedness owing to a Federal governmental authority relating to the purchase of wireless cable channels in an auction or other sale (or Indebtedness satisfying the requirements of (vii) (b) above issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund, such Indebtedness) in an amount not to exceed in the aggregate $30 million at any one time outstanding. The Company and its Subsidiaries may incur Acquired Debt only in compliance with this covenant.

     Limitation on Liens. The Indenture provides that neither the Company nor any of its Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

     The Indenture also provides that if the Company or any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, on any assets or other property to secure Indebtedness in violation of this covenant, the Company or such Subsidiary, as the case may be, shall make effective provision for securing the Notes equally and ratably with such Indebtedness as to such assets or other property for so long as such Indebtedness shall be so secured; provided that the provision of such equal and ratable security in favor of the Notes shall not cure any Default or Event of Default arising from such violation of the provisions of this covenant.

     Limitation on Issuance and Sale of Capital Stock of Subsidiaries. The Indenture provides that the Company will not sell any Capital Stock of a Subsidiary, and will not permit any Subsidiary to issue or sell any Capital Stock, or permit any Person, other than the Company and its Subsidiaries, to own or hold any such interest, other than (i) any interest owned or held on the Issue Date by, or issuable as of the Issue Date to, a Person other than the Company and its Subsidiaries in any Capital Stock of any Subsidiary or (ii) any interest owned or held by a Person at the time that such Subsidiary became a Subsidiary (other than any such interest created or issued in anticipation of the acquisition of such Subsidiary by the Company); provided that the foregoing limitation shall not apply to (i) the sale of 100% of the Capital Stock of any Subsidiary made in accordance with "Limitation on Asset Sales" and (ii) issuances of Preferred Stock permitted pursuant to clauses (i) or (iii) of "Limitation on Preferred Stock of Subsidiaries."

     Limitation on Preferred Stock of Subsidiaries. The Indenture provides that the Company will not permit any of its Subsidiaries to issue, directly or indirectly, any Preferred Stock, except (i) Preferred Stock of Subsidiaries outstanding on the Issue Date, (ii) Preferred Stock issued to and held by the Company or a Subsidiary, except that any subsequent issuance or transfer of any Capital Stock which results in any Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any transfer of such Preferred Stock to a Person not a Wholly-Owned Subsidiary will be deemed an issuance of Preferred Stock; (iii) Preferred Stock issued by a Person prior to the time (a) such Person became a Subsidiary, (b) such Person merges with or into a Subsidiary or (c) another Person merges with or into such Person (in a transaction in which such Person becomes a Subsidiary), in each case if such Preferred Stock was not issued in anticipation of such transaction; and (iv) Preferred Stock issued in exchange for, or the proceeds of which are used to refund Indebtedness or refinance Preferred Stock referred to in clause (i) or issued pursuant to clauses (ii) or
(iii) (other than Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is redeemable at the option of the holder thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to the date of redemption or maturity of the Preferred Stock or Indebtedness being so refunded or refinanced); provided that (a) the liquidation value of such Preferred Stock so issued shall not exceed the principal amount or the liquidation value of the Indebtedness or Preferred Stock, as the case may be, so refunded or refinanced and (b) the Preferred Stock so issued (1) shall have a stated maturity not earlier than the stated maturity of the Indebtedness or Preferred Stock being refunded or refinanced and (2) shall have a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness or Preferred Stock being refunded or refinanced.

     Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets exceeds $20.0 million, the Company shall receive from an investment banking firm of national standing a written opinion in customary form as to the fairness, to the Company, of such Asset Sale) and (ii) at least 80% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be cash or Marketable Securities and is received at the time of such disposition. Upon the consummation of an Asset Sale, the Company may apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either (A) to prepay any Bank Indebtedness and, in the case of any Bank Indebtedness under any revolving credit facility, to effect a permanent reduction in the availability under such revolving credit facility, (B) to reinvest in Wireless Cable Related Assets or (C) to a combination of prepayment and investment permitted by the foregoing clauses (A) and (B). On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (A), (B) or (C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B) or (C) of the preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

     Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Subsidiaries aggregates at least $5.0 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

     Notwithstanding the two immediately preceding paragraphs, the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 95% of the consideration for such Asset Sale, other than cash consideration, constitutes assets used in the business of the Company and its Subsidiaries on the date of such transaction,
(ii) such Asset Sale is for Fair Market Value (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets exceeds $20.0 million, the Company shall receive from an investment banking firm of national standing a written opinion in customary form as to the fairness, to the Company, of such Asset Sale) and (iii) the assets acquired in such an Asset Sale have historically generated revenues in an amount at least equal to (1) the revenues attributable to the assets disposed of in such Asset Sale, multiplied by (2) a fraction, the numerator of which is the amount of consideration other than cash consideration received in such Asset Sale, and the denominator of which is the total amount of consideration received in such Asset Sale; provided that any consideration received by the Company or its Subsidiaries, as the case may be, in an Asset Sale permitted to be consummated under this paragraph that does not constitute assets to be used in the operations of the Company or its Subsidiaries shall constitute Net Cash Proceeds which are subject to the provisions of the two preceding paragraphs. In addition, notwithstanding the two immediately preceding paragraphs, the Company will be permitted (i) to consummate the Wireless One Transaction without complying with such paragraphs,
(ii) to sell the Call Markets to Wireless One or Wireless One LCC without complying with such paragraphs, (iii) to sell any or all of the assets acquired in the AWS Transaction, the CableMaxx Transaction or the TechniVision Transaction on or prior to the first anniversary of the consummation of each such Transaction without complying with such paragraphs, (iv) to sell any or all of the assets acquired by way of an Investment permitted by clause (xv) of the second paragraph of the "Limitation on Restricted Payments" covenant on or prior to the first anniversary of the consummation of such acquisition without complying with such paragraphs and (v) to sell, in a single transaction or a series of transactions, assets for up to $25 million of non-cash consideration, provided, in the case of clauses (iii), (iv) and (v), that the Company receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets exceed $20.0 million, the Company shall receive from an investment banking firm of national standing a written opinion in customary form as to the fairness, to the Company, of such Asset Sale).

     Each Net Proceeds Offer will be mailed within 25 days following the Net Proceeds Offer Trigger Date to the record Holders as shown on the register of Holders, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Dividend and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company and its Subsidiaries may not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary (i) to pay dividends or make any other distributions to the Company or any of its Subsidiaries on or in respect of its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries;
(ii) to make loans or advances to the Company or any of its Subsidiaries or Investments in Subsidiaries; or (iii) to transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (a) any encumbrance or restriction pursuant to the Notes or the Indenture; (b) applicable law; (c) Existing Indebtedness, other than any Existing Indebtedness required to be repaid with proceeds of the sale of the Units to be issued on the Issue Date;
(d) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (e) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness pursuant to an agreement referred to in clause (c) or (d) or contained in any amendment to an agreement referred to in clause (c) or (d); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no more restrictive than encumbrances or restrictions contained in the refinanced or amended agreements;
(f) with respect to clause (iii) above, by reason of customary non-assignment provisions in leases entered into in the ordinary course of business; or (g) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business, which obligations do not cover any asset other than the asset acquired.

     Merger, Consolidation or Sale of Assets. The Company will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, (ii) permit any other Person to consolidate with or merge into (a) the Company or (b) any of its Subsidiaries in a transaction in which such Subsidiary (or successor Person) remains (or becomes) a Subsidiary or
(iii) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to another Person or Persons or adopt a plan of liquidation, (iv) directly or indirectly, purchase, lease or otherwise acquire all or substantially all of the property and assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person or acquire Equity Interests or other ownership interests of any other Person such that such Person becomes a Subsidiary or (v) permit any of its Subsidiaries to enter into any such transaction unless (i) either (A) the Company or such Subsidiary shall be the survivor of such merger or consolidation or (B) the surviving Person (if not the Company or such Subsidiary) is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company or such Subsidiary, as the case may be, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness under the Annualized Cash Flow Ratio test in compliance with the "Limitation on Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving Person agrees to be bound thereby and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. The foregoing will not be deemed to apply to Permitted Investments or Investments permitted under the covenant "Limitation on Restricted Payments" above.

     The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing amounts described in clause (c) of the first paragraph of the covenant "Limitation on Restricted Payments" above, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

     Transactions with Affiliates. The Indenture provides that the Company and its Subsidiaries may not sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company or any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or with an Affiliate of any such owner (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and (ii) the Company delivers to the Trustee: (x) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000 but less than $3.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (y) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $3.0 million but less than $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested directors of the Board of Directors of the Company, and (z) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate and certifying to the matters referred to in (i) above and a written opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an independent investment banking firm of national standing with respect to any such Affiliate Transaction. Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (a) any employment or option agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business that is approved by the Compensation Committee of the Board of Directors of the Company; (b) the payment by the Company of annual fees to Unity Hunt Resources, Inc. for the provision of Mr. Holland's services to the Company in an amount equal to Mr. Holland's annual base compensation from the Company, which amount is approved by the Compensation Committee of the Board of Directors of the Company; (c) transactions between or among the Company and one or more of its Wholly Owned Subsidiaries provided that such transactions are not otherwise prohibited; (d) Restricted Payments, Permitted Payments and Permitted Investments; (e) Affiliate Transactions in existence on the Issue Date, including, without limitation, channel leases and options between the Company and any of its Subsidiaries, on the one hand, and Messrs. Webb and Wheeler and their respective Affiliates, on the other hand, and the lease with respect to the Company's operating offices in Durant, Oklahoma and agreements between the Company, on the one hand, and U.S. Wireless and/or USWS, on the other hand, as in effect on the Issue Date; (f) channel leases and options with Affiliates entered into after the Issue Date; provided such leases are no less beneficial to the Company or the applicable Subsidiary than any such leases in effect on the Issue Date, meet the standard described in clause (i) above and are approved by a majority of the disinterested directors of the Board of Directors of the Company; (g) amendments to or renewals of the agreements and leases referred to in clauses (d) and (e) above; provided that any such amendments or renewals are no less beneficial to the Company or the applicable Subsidiary than the agreement or lease being amended or renewed, meet the standard described in clause (i) above and are approved by a majority of the disinterested directors of the Board of Directors of the Company; (h) payment of reasonable and customary compensation for director and Board of Director observer fees, meeting expenses, insurance premiums and indemnities to the extent permitted by law; and (i) the issuance of stock options (and shares of stock upon the exercise thereof) pursuant to any stock option plan approved by the Board of Directors and stockholders of the Company and loans or advances to employees for relocation or travel related expenses consistent with ordinary past practices.

     Conduct of Business. The Indenture provides that the Company and its Subsidiaries may not, directly or indirectly, engage in any business other than the Wireless Cable Business; provided that in the event a Change of Control occurs in which a Strategic Equity Investor gains control of the Company this covenant shall no longer be of force or effect.

     Provision of Information. The Company (at its own expense) shall file with the Trustee within 15 days after it files them with the Commission copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act) ("SEC Reports"). Upon qualification of the Indenture under the Trust Indenture Act, the Company shall also comply with the provisions of Trust Indenture Act Section 314(a). In the event that the Company is not required or shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission and the Trustee. If the Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply such information to the Trustee at least five days prior thereto. The Company shall provide to any Holder any information concerning the Company reasonably requested by such Holder (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A promulgated under the Securities Act.

Security

     The Notes are secured, pending disbursement pursuant to the Escrow and Disbursement Agreement, by a pledge of the Escrow Account, which initially contained approximately $1.9 million of the net proceeds from the sale of the Old Notes (the "Collateral"), representing funds sufficient to pay interest on the Notes from April 15, 1996 through April 14, 1997.

     The Company entered into the Escrow and Disbursement Agreement providing for the grant by the Company to the Trustee for the benefit of the Holders of security interests in the Collateral. All such security interests will secure the payment and performance when due of all of the Obligations of the Company under the Indenture with respect to the Notes and under such Notes, as provided in the Escrow and Disbursement Agreement. The Liens created by the Escrow and Disbursement Agreement will be first priority security interests in the Collateral. The ability of Holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

     Funds will be disbursed from the Escrow Account only to pay interest on the Notes and, upon certain repurchases or redemptions of the Notes, to pay principal of and premium, if any, thereon. Pending such disbursements, all funds contained in the Escrow Account will be invested in Marketable Securities. Upon the acceleration of the maturity of the Notes or the failure to pay principal at maturity or upon certain redemptions and repurchases of the Notes, the Escrow and Disbursement Agreement provides for the foreclosure by the Trustee upon the net proceeds of the Escrow Account. Under the terms of the Indenture, the proceeds of the Escrow Account shall be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and second, to the Obligations under the Notes and the Indenture.

Events of Default and Remedies

     The Indenture provides that each of the following constitutes an Event of
Default:

          (i) the failure to pay interest on any Notes when the same becomes due and payable and such default continues for a period of 30 days;

          (ii) (a) the failure to pay the principal or premium when due on the Notes at maturity, upon redemption, upon acceleration or otherwise or (b) the failure to redeem or purchase the Notes when required pursuant to the Indenture and the Notes (including, without limitation, failure to make payments when due pursuant to a Change of Control Offer or Net Proceeds Offer);

          (iii) failure by the Company to comply with the provisions described under "Offer to Purchase Upon Change of Control" or "Certain Covenants -- Limitation on Asset Sales," or the failure by the Company to comply with the first sentence of the provision described under "Disbursement of Funds -- Escrow Account;"

          (iv) failure to comply with the covenant described under "Certain Covenants -- Merger, Consolidation or Sale of Assets;"

          (v) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its agreements in the Indenture or the Notes or in the Escrow and Disbursement Agreement (other than those referred to in (i), (ii), (iii) or (iv) above);

          (vi) a default in the payment of principal at final maturity under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (or the payment of which is Guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, in a principal amount of at least $3.0 million (after the expiration of any applicable grace period with respect thereto);

          (vii) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (including any interest thereon) of the Company or its Subsidiaries (or the payment of which is Guaranteed now or hereafter by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, if (i) as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its stated maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness of the Company and its Subsidiaries the maturity of which has been accelerated, aggregates $3.0 million or more;

          (viii) one or more final judgments rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $3.0 million which judgments are not stayed within 60 days after their entry;

          (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; or

          (x) repudiation by the Company of its obligations under the Escrow and Disbursement Agreement for any reason.

     If any Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). Upon such declaration, the principal of, and premium, if any, and interest on the Notes shall become due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries, the foregoing amount shall ipso facto become due and payable without further action or notice. No premium is payable upon acceleration of the Notes except that in the case of an Event of Default that is the result of an action or inaction by the Company or any of its Subsidiaries intended to avoid premiums related to redemptions of the Notes contained in the Indenture or the Notes, the amount declared due and payable will include the premium that would have been applicable on a voluntary prepayment of the Notes or, if voluntary prepayment is not then permitted, the premium set forth in the Indenture.

     No Holder has the right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the Holders of at least 25% in principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice, and the Trustee has not within such 15-day period received directions inconsistent with such written request by Holders of a majority in principal amount of the outstanding Notes. Such limitations do not apply, however, to suits instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. In case an Event of Default shall occur and be continuing, the Trustee will exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to certain provisions of the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Holders unless they have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request. The Trustee may withhold from Holders notice of any continuing default (except a default in payment) if it determines in good faith that the withholding of such notice is in the interest of such Holders.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (viii) of the description above of Events of Default, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or the Escrow and Disbursement Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.
Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

          (i) the rights of Holders of outstanding Notes to receive solely from trust funds payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, or on the redemption date, as the case may be;

          (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (iii) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (iv) the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described above under "Events of Default" will no longer constitute Events of Default with respect to the Notes. In the event of Legal Defeasance or Covenant Defeasance, the security interests described above under "Security" will be released.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes, on the stated maturity or on the applicable optional redemption date, as the case may be, without reinvestment of the deposited U.S. Government Securities and other deposited monies;

          (b) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (h) the Company delivers to the Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders have a valid first priority perfected security interest in the trust funds, and (iii) after passage of 123 days following the deposit (or, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code or
     Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or
     (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; and

          (i) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Transfer and Exchange

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee or Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

Modification of Indenture or Notes

     From time to time, the Company and the Trustee, without the consent of the Holders of the Notes, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the Holders. The Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel in executing any supplemental indenture. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder of the Notes affected thereby, no amendment may:

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change or have the effect of changing the fixed maturity of any Note or change the date on which any Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof;

          (iii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default relating solely to the principal or interest that has become due solely because of the acceleration);

          (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes on or after the due date thereof or to bring suit to enforce such payment;

          (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the captions "Offer to Purchase Upon Change of Control" and "Certain Covenants -- Limitation on Asset Sales");

          (viii) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

          (ix) make any change in the foregoing amendment and waiver provisions; or

          (x) directly or indirectly release Liens on all or substantially all of the Collateral except as permitted by the Escrow and Disbursement Agreement.

Governing Law

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Trustee

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. The Indenture will contain certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

Certain Definitions

     Set forth below are certain defined terms used herein and in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person or Indebtedness incurred by such Person in connection with the acquisition of assets, including, without limitation, Indebtedness incurred or assumed in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

     "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (i) above or (iii) any Person in which such Person has, directly or indirectly, a 5% or greater voting or economic interest or the power to control. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Annualized Cash Flow Ratio" with respect to any Person means the ratio of the Consolidated Indebtedness of such Person to the Annualized EBITDA of such Person for the relevant period.

     "Annualized EBITDA" as of any date of determination means the aggregate amount of EBITDA for the most recent fiscal quarter for which financial information has been filed with the Commission multiplied by four; provided, however, that (i) if the Company or any Subsidiary of the Company has incurred any Indebtedness (including Acquired Debt) that remains outstanding on the date of such determination or if the transaction giving rise to the need to calculate the Annualized EBITDA is an incurrence of Indebtedness (including Acquired
Debt), EBITDA for such fiscal quarter will be calculated after giving effect on a pro forma basis to (a) such Indebtedness, as if such Indebtedness had been incurred on the first day of such fiscal quarter and (b) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such fiscal quarter, (ii) if since the beginning of such fiscal quarter the Company or any Subsidiary of the Company has made any Asset Sale, EBITDA for such fiscal quarter will be (a) reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such fiscal quarter or (b) increased by an amount equal to EBITDA (if negative) directly attributable thereto for such fiscal quarter and (iii) if since the beginning of such period the Company or any Subsidiary of the Company (by merger or otherwise) has made an Investment in any Person which becomes a Subsidiary of the Company as a result of such Investment or an Investment in an existing Subsidiary with the result that such Investment will result in the consolidation of a greater percentage of such Subsidiary's Consolidated Net Income (other than a transfer of operating assets from the Company or one Subsidiary to another Subsidiary) or has made an acquisition of assets (other than from the Company or another Subsidiary of the Company), including any acquisition of assets occurring in connection with a transaction causing a calculation of Annualized EBITDA to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such fiscal quarter will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness (including Acquired Debt)) as if such Investment or acquisition occurred on the first day of such fiscal quarter. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or an Investment, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided, however, that such officer shall apply in his calculations the historical EBITDA associated with such assets for the most recent fiscal quarter for which financial information is available. If any Indebtedness (including Acquired Debt) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

     "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than (i) a disposition of property or assets at Fair Market Value in the ordinary course of business, (ii) a disposition that constitutes a Restricted Payment and (iii) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly-Owned Subsidiary.

     "AWS Transaction" means the acquisition by the Company of the capital stock of American Wireless Cable Systems, Inc., a Delaware corporation, and the acquisition by the Company of the assets of Wireless Cable TV Associates #38 and of Fort Worth Wireless Cable TV Associates for consideration comprised of Equity Interests of the Company.

     "Bankruptcy Code" means Title 11, United States Code, as amended.

     "Bank Indebtedness" means loans made by banks, trust companies and other institutions principally engaged in the business of lending money to businesses to the Company or a Subsidiary under a credit facility, loan agreement or similar agreement.

     "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a Person shall be deemed to have beneficial ownership of all securities that such Person has a right to acquire within 60 days; provided that a Person will not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and (ii) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

     "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions are required to close in the State of New York or Texas.

     "CableMaxx Transaction" means the acquisition by the Company of the capital stock of CableMaxx, Inc., a Delaware corporation ("CableMaxx"), for consideration comprised of Equity Interests of the Company or the acquisition by the Company of the assets of CableMaxx related to the Amarillo, Athens, Lubbock and Sherman/Denison, Texas markets for either $2.4 million or the fair market value of such assets in cash.

     "Call Markets" means Fanning Springs, Florida; Leesburg, Florida; and Lake City, Florida.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, warrants, options, rights or other equivalents of or interests in (however designated and whether voting or non-voting) corporate stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation), in each case whether outstanding on the date of issuance of the Notes or thereafter issued, including any Preferred Stock.

     "Change of Control" means the occurrence of any of the following events:

          (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of (a) more than 35% of the total Voting Stock or Equity Market Capitalization of the Company or (b) a greater percentage of the voting power of the total Voting Stock of the Company than that represented by the voting power of the Voting Stock of the Company then beneficially owned, in the aggregate, by the Permitted Holders; or

          (ii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof the stockholders of the Company immediately prior to the date of such transaction cease to own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee corporation, or Persons owning a majority of the Voting Stock of the Company immediately prior to such transaction cease to own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee corporation; or

          (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (iv) the Company adopts a plan of liquidation or dissolution.

     "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Income Tax Expense" for any Person for any period means, without duplication, the aggregate amount of net taxes based on income or profits for such period of the operations of such Person and its consolidated Subsidiaries with respect to such period in accordance with GAAP.

     "Consolidated Indebtedness" means, with respect to any Person, as of any date of determination, the aggregate amount of Indebtedness of such Person and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: the amount of interest in respect of Indebtedness (including amortization of original issue discount and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), and the interest component of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP, provided that each of the foregoing shall only be included in the calculation of Consolidated Interest Expense to the extent such amounts reduce Consolidated Net Income for such period. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP, provided that there shall be excluded (i) the Net Income of any Person (other than a consolidated Subsidiary) in which such Person or any of its consolidated Subsidiaries has a joint interest with a third party, including, without limitation, interests accounted for on the equity method, except to the extent of the amount of dividends or distributions actually paid to such Person or its consolidated Subsidiary during such period; (ii) except to the extent includable pursuant to the foregoing clause (i), the Net Income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries; (iii) the Net Income (if positive), or any portion thereof, of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to such Person or to any other Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that (A) the Company's equity in the Net Income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) without duplication, any gains or losses attributable to Asset Sales; (v) Net Income (if positive), arising from the adoption of changes in accounting policy to comply with GAAP or voluntarily by the Company with the consent of its independent auditors that so qualify under Regulation S-X of the Securities Act; (vi) Net Income arising for periods prior to the date of a transaction in connection with the accounting treatment for a merger, combination or consolidation under the pooling of interests method; and (vii) foreign currency translation gains and losses.

     "Contributed Markets" means Bedias/Huntsville, Texas; Freeport, Texas; Milano, Texas; Baton Rouge, Louisiana; Ferriday, Louisiana; Holly Ridge, Louisiana; Jena, Louisiana; Leesville, Louisiana; Monroe, Louisiana; Natchitoches, Louisiana; Ruston, Louisiana; Alberta/Salem, Alabama; Ariton, Alabama; Bankston, Alabama; Bucks, Alabama; Six Mile, Alabama; Society Hill, Alabama; Tharpton, Alabama; Village Springs, Alabama; Charing, Georgia; Groveland, Georgia; Hoggards Mill, Georgia; Jeffersonville, Georgia; Mathews, Georgia; Tarboro, Georgia; Valdosta, Georgia; Ocala, Florida; and Tallahassee, Florida.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if (i) the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in the covenant described under "Offer to Purchase Upon Change of Control" and (ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the covenant described under "Offer to Purchase Upon Change of Control."

     "EBITDA" for any period means the Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense,
(iii) depreciation and amortization expense determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP for such period and (iv) all other non-cash charges (other than noncash charges which require an accrual of or reserve for cash charges in future periods), and less any non-cash items which have the effect of increasing Consolidated Net Income for such period.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock or that are measured by the value of Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Equity Market Capitalization" of any Person means, as of any day of determination, the product of (a) the aggregate number of outstanding shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by an independent investment banking firm of national repute.

     "Escrow Account" means an escrow account for the deposit of approximately $1.9 million of the net proceeds from the sale of the Old Notes under the Escrow and Disbursement Agreement.

     "Escrow Agent" means Bankers Trust Company, as Escrow Agent under the Escrow and Disbursement Agreement, or any successor thereto appointed pursuant to such agreement.

     "Escrow and Disbursement Agreement" means the Escrow and Disbursement Agreement, dated as of the date of the Indenture, by and among the Escrow Agent, the Trustee and the Company, governing the disbursement of funds from the Escrow Account, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder.

     "Existing Indebtedness" means the Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into the purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (unless such Guarantee shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Indebtedness" of any Person means, without duplication: (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor or any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (the amount of Indebtedness represented by any Disqualified Stock will be the liquidation preference, plus accrued and unpaid dividends);
(vi) to the extent not otherwise included, Interest Rate Agreements; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment for which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided that if recourse with respect to such Indebtedness is limited to such asset, the amount of such Indebtedness shall be deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     "Interest Rate Agreement" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investments" means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and (ii) all acquisitions by such Person of assets to be used in the Wireless Cable Business (other than any such acquisitions of equipment made in the ordinary course of such Person's business and other than any acquisition or lease (and any deposit required to be made in connection therewith) of additional channel rights on or after the Issue Date in any wireless cable market listed in the offering memorandum relating to the issuance of the Units or any wireless cable market or "Basic Trading Area" (as defined by Rand McNally) in which the Company and its Subsidiaries (A) as of the date of the Indenture, have channel rights, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing, or (B) as of the date of such acquisition or lease, have rights with respect to at least eight wireless cable channels, whether by way of license, lease with a channel license holder, lease with a channel license applicant, lease with a qualified, non-profit educational organization that plans to apply for a channel license or option to acquire any of the foregoing; provided, however, that until the date on which the ratio of annualized EBITDA to Consolidated Interest Expense equals or exceeds 1.75 to 1.00, the aggregate amount of such acquisitions, and leases (and deposits) shall not exceed $12.5 million.

     "Issue Date" means the date on which Notes are first authenticated and issued.

     "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, lease, easement, restriction, covenant, right-of-way, charge, encumbrance or other similar lien of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Marketable Securities" means (i) U.S. Government Securities maturing not more than two years after the date of acquisition; (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's; (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

     "Moody's" means Moody's Investors Service Inc. and its successors.

     "Net Cash Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (excluding, without limitation, any consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such property or assets or received in any other noncash form), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), any relocation expenses incurred as a result thereof, Federal, state, provincial, foreign and local taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), title and recording tax expenses, and in each case net of appropriate amounts to be provided by the Company or its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made during the term of the Notes) and net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a release of such Lien or a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments required to be made to minority interests holders in Subsidiaries or joint ventures as a result of such Asset Sale. Net Cash Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Subsidiary to cash.

     "Net Income" of any person for any period means the net income (loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary gains and losses as determined in accordance with GAAP shall be excluded.

     "Net Proceeds" means, with respect to any issuance or sale of Equity Interests, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts and commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel reasonably satisfactory to the Trustee.

     "Permitted Designee" means (i) a spouse, child or grandchild (whether such relationship arises from birth, adoption or through marriage) of a Permitted Holder, (ii) any trust, corporation, partnership or other entity, a majority in interest of the beneficiaries, stockholders, partners or owners (direct or beneficial) of which are Permitted Holders and/or Persons of the type referred to in clause (i) above or (iii) any Person so long as a Permitted Holder owns at least 50% of the Voting Stock of such Person.

     "Permitted Holders" means Hunt Capital Group L.L.C. and its Affiliates, David E. Webb and L. Allen Wheeler and their Permitted Designees.

     "Permitted Investment" means (a) any Investments by the Company in a Subsidiary (provided that, in the case of Wholly-Owned Subsidiaries, if such Wholly-Owned Subsidiary ceases to be a Wholly-Owned Subsidiary (except by reason of the sale by the Company or its Wholly-Owned Subsidiary of the Equity Interests therein), then any Investment in such Subsidiary will be deemed to be a Restricted Payment at the time of such event determined in accordance with the "Limitation on Restricted Payments" covenant); and (b) any Investments in Marketable Securities.

     "Permitted Liens" means:

          (i) Liens on (x) the Escrow Account and all funds and securities therein securing only the Notes equally and ratably or (y) other assets of the Company or any Subsidiary thereof securing only the Notes equally and ratably;

          (ii) Liens to secure Bank Indebtedness incurred by the Company or the Subsidiaries in compliance with the "Limitation on Indebtedness" covenant and Guarantees incurred by the Subsidiaries in compliance with clause (iv) of the second paragraph of "Certain Covenants--Limitation on Indebtedness" executed in connection therewith;

          (iii) Liens on the property of the Company or its Subsidiaries created solely for the purpose of securing purchase money obligations incurred in compliance with the Indenture; provided that (a) such property so acquired is for use in lines of business related to the Company's or its Subsidiaries' business as it exists immediately prior to the issuance of the related Indebtedness, (b) no such Lien shall extend to or cover other property or assets of the Company and its Subsidiaries other than the respective property so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property or assets;

          (iv) Liens on the property or assets of a Subsidiary acquired after the Issue Date or on property or assets acquired in an asset purchase transaction with a Person that is not an Affiliate created solely to secure the obligations that financed the acquisition of such Subsidiary or such property and assets; provided that (a) no such Lien shall extend to or cover property or assets of the Company and its Subsidiaries other than the property or assets of the Subsidiary so acquired or the property or assets so acquired and (b) no such Lien shall extend to the Capital Stock of any Subsidiary so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall not exceed the original purchase price of such Subsidiary or such property or assets;

          (v) Liens on the assets of any entity existing at the time such entity or assets are acquired by the Company or any of its Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Subsidiaries and (b) do not extend to any other property of the Company or any of its Subsidiaries;

          (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as required by GAAP shall have been made therefor;

          (vii) Liens existing on the date of the Indenture;

          (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and

          (ix) extensions or renewals of any Liens referred to in clauses (i) through (viii) above, provided that such extension or renewal does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended or renewed.

Notwithstanding the foregoing, Permitted Liens may not extend to the Escrow Account or the Escrow and Disbursement Agreement.

     "Permitted Payments" means, with respect to the Company or any of its Subsidiaries, (a) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock); (b) any dividend, other distribution, loan or advance to the Company by any of its Subsidiaries or by a Subsidiary to another Subsidiary; (c) any defeasance, redemption, repurchase or other acquisition for value of any Indebtedness of the Company with the proceeds from the issuance of (i) Indebtedness which is subordinate to the Notes at least to the extent and in the manner as the Indebtedness to be defeased, redeemed, repurchased or otherwise acquired is subordinate in right of payment to the Notes; provided that (1) such newly-issued subordinated Indebtedness provides for no payments of principal by way of sinking fund, mandatory redemption, defeasance or otherwise by the Company or its Subsidiaries (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a Change of Control covenant which (x) is no more favorable to the holders of such Indebtedness than the provisions in favor of the Holders and (y) such Indebtedness provides that the Company or its Subsidiaries will not repurchase such Indebtedness pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company upon a Change of Control) prior to the maturity of the Indebtedness being replaced and (2) the proceeds of such new Indebtedness are utilized for such purpose within 45 days of issuance or (ii) Capital Stock (other than Disqualified Stock) issued in accordance with the provisions of the Indenture; and (d) the redemption or repurchase by a Wholly-Owned Subsidiary of its Capital Stock owned by the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Strategic Equity Investor" means any Person that, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has an Equity Market Capitalization of at least $2 billion and is engaged in the business of (i) transmitting video, voice or data through wireless and other transmission facilities, (ii) creating, developing or packaging entertainment or communication programming or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i) or (ii) above.

     "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of the outstanding Voting Stock (or other interests, including partnership interests) is owned directly or indirectly by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "S&P" means Standard & Poor's Corporation and its successors.

     "TechniVision Transaction" means the acquisition by the Company of the assets of TechniVision, Inc. for consideration comprised of Equity Interests of the Company.

     "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

     "Transactions" means the AWS Transaction, the CableMaxx Transaction, the TechniVision Transaction and the Wireless One Transaction, collectively.

     "U.S. Government Securities" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" of any Person means all outstanding classes of Capital Stock of any entity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing (i) the then outstanding principal amount or stated value of such Indebtedness or Preferred Stock, as the case may be, into (ii) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, or preference in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding Capital Stock (other than directors' qualifying shares), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, of which is owned by the Company or another Wholly-Owned Subsidiary of the Company or a combination thereof.

     "Wireless Cable Business" means, when used in reference to any Person, that such Person, directly or indirectly, is engaged primarily in the business of (i) transmitting video, voice or data primarily through wireless transmission facilities, (ii) utilizing wireless cable channels for any commercial purpose permitted by the FCC, (iii) creating, developing and packaging programming that may be used to satisfy educational programming requirements for ITFS channels and advertising, that, in either case, is transmitted over one or more of the Company's wireless cable channels or (iv) evaluating, participating or pursuing any other activity or opportunity that is related to those identified in (i),
(ii) or (iii) above.

     "Wireless Cable Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Wireless Cable Business.

     "Wireless One Transaction" means either (i) the transaction contemplated by the Letter of Intent dated July 17, 1995, between the Company and Wireless One Operating Company, a Delaware corporation ("Old Wireless

One"), whereby, among other things, Wireless One, Inc., a newly-formed Delaware corporation ("Wireless One"), will acquire (A) all of the outstanding capital stock of Old Wireless One (which will retain all of its assets and liabilities except its wireless cable assets and certain related liabilities with respect to the Springfield, Missouri market which the Company will acquire) for consideration comprised of the Common Stock, $.01 par value per share (the "Wireless One Common Stock"), of Wireless One and (B) the wireless cable assets and related liabilities of certain Subsidiaries of the Company with respect to the Contributed Markets for consideration comprised of Wireless One Common Stock and promissory notes of Wireless One, or (ii) the transaction contemplated by the Letter Agreement dated September 11, 1995 between the Company and Old Wireless One, whereby, among other things, a newly-formed limited liability company ("Wireless One LLC") will acquire (x) all of the assets of Old Wireless One for consideration comprised of interests in Wireless One LLC and (y) all of the wireless cable assets and related liabilities of certain Subsidiaries of the Company with respect to the Contributed Markets for consideration comprised of interests in Wireless One LLC and promissory notes of Wireless One LLC.


                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     On November 30, 1994, the Company consummated the private placement of $40,150,000 in gross proceeds of the Convertible Notes, representing an aggregate principal amount payable at maturity of $62,351,722 to Jupiter and an accredited individual pursuant to the terms of the Note Purchase Agreement. The Convertible Notes were issued with an original issue discount of approximately 35.607% from the principal amount at the maturity thereof. The Convertible Notes mature November 1, 2004. The yield to maturity of the Convertible Notes will be 9% per annum (computed on a semi-annual bond equivalent basis). No periodic interest payments are due on the Convertible Notes prior to the Applicable Date, after which interest will be payable in cash semi-annually in arrears on each May 1 and November 1, commencing with the first such date after the Applicable Date, which shall be no later than November 30, 1999. The Convertible Notes may be converted to Common Stock at the option of the holders thereof at any time prior to maturity, unless previously redeemed by the Company, into the number of shares of Common Stock computed by dividing the accreted value thereof (or, if after the Applicable Date, the principal amount at maturity thereof plus accrued and unpaid interest) (the "Applicable Amount") by the Conversion Price of $15.34. The Conversion Price will not be adjusted for accrued original issue discount, but will be subject to adjustment upon the occurrence of certain events affecting the Common Stock. The Convertible Notes are redeemable, in whole or in part, at the option of the Company at any time on or after November 30, 1999, at a redemption price equal to the principal amount at maturity thereof plus accrued and unpaid interest, except that no such redemption may be made unless the market price of the Common Stock for 20 trading days within a period of 30 consecutive trading days ending no later than the fifth trading day preceding the redemption notice, which 20 trading days must include the thirtieth trading day of such period, exceeds 150% of the Conversion Price on each of such 20 trading days. The Note Purchase Agreement contains certain covenants that, among other things, limit or prohibit the ability of the Company and its subsidiaries to pay dividends, to liquidate or dissolve, to merge or sell all or substantially all of its assets, to sell or lease channel rights, to enter into a new business, to make certain acquisitions and to incur certain indebtedness.

     On April 19, 1995, the Company consummated a private placement to the Initial Purchaser and Lazard Freres & Co. of 100,000 Units consisting of $100,000,000 principal amount of Series A Notes and 600,000 Warrants to purchase shares of Common Stock. On March 13, 1996, the Company consummated an exchange offer pursuant to which $100,000,000 principal amount of Series B Notes were issued in exchange for an equal principal amount of Series A Notes, which were all cancelled. The terms of the Series A Notes and the Series B Notes are identical in all material respects to the terms of the Notes, except that (i) the Series B Notes have been registered under the Securities Act and therefore do not have legends restricting their transfer and the Series A Notes contain provisions providing for an increase in the interest rate on the Series A Notes under certain circumstances and (ii) the Series B Notes contain a provision which permits the incurrence by the Company of $15,000,000 principal amount of indebtedness, pursuant to which the Old Notes were offered.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of certain Federal income tax consequences of the exchange of Old Notes for New Notes pursuant to the Exchange Offer and of the ownership of New Notes. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Notes. The following discussion assumes that holders will hold the New Notes, and have held the Old Notes, as capital assets.

     The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the Exchange Offer or of the purchase, ownership or disposition of the New Notes or that any such different position would not be sustained.

     The tax treatment of a holder of New Notes may vary depending on his or its particular situation or status. This summary does not address the tax consequences to taxpayers who are subject to special rules such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign entities and individuals, persons holding New Notes as a part of a hedging or conversion transaction or a straddle and holders whose "functional currency" is not the U.S. dollar, or aspects of Federal income taxation that may be relevant to a holder based upon such holder's particular tax situation. In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws.

     EACH HOLDER SHOULD CONSULT HIS OR ITS OWN TAX ADVISER AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR IT OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES PURSUANT TO THE EXCHANGE OFFER AND OF THE OWNERSHIP OF THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

     Although the matter is not entirely free from doubt, the exchange of an Old Note for a New Note pursuant to the Exchange Offer should not be treated as an exchange or otherwise as a taxable event for Federal income tax purposes. Accordingly, the New Notes should have the same issue price as the Old Notes and each holder should have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the Exchange Offer. It is assumed, for purposes of the following discussion, that the consummation of the Exchange Offer will not be treated as a taxable event and that the New Notes and the Old Notes will be treated as the same instruments for Federal income tax purposes.

New Notes

     Payments of Interest; Bond Premium. Except as otherwise described below under Bond Premium, holders of the New Notes will be required to include payments of qualified stated interest (as defined below) received thereon in taxable income in accordance with their respective methods of accounting.

     Bond Premium. The Old Notes were originally issued at a price that exceeded their stated redemption prices at maturity. Accordingly, a holder will be considered to have purchased the Old Notes, and therefore the New Notes, at a "premium". A holder who is treated as having purchased a New Note at such a premium may elect to amortize such bond premium over the term of the New Note. If a holder makes this election, each interest payment on the New Note will be offset by the portion of the bond premium allocable to such interest payment, and will therefore, reduce the amount of interest on the New Note that the holder would otherwise have to include in income. Bond premium is amortized on a constant yield to maturity basis (except to the extent regulations may provide otherwise). Amortized bond premium will reduce a holder's adjusted tax basis in the New Note. A holder that elects to amortize bond premium on a New Note, will generally be required to amortize bond premium on all other debt instruments that it acquired at a premium in such year, and in subsequent years. Additionally, the manner of amortizing bond premium of a New Note may be affected by the Company's rights to redeem the New Notes prior to maturity. Holders should consult with their tax advisor before electing to amortize bond premium with respect to the New Notes.

     Acquisition Premium of a Subsequent Purchaser. An acquisition premium will exist if a subsequent purchaser purchases a New Note at a cost that exceeds the stated redemption price at maturity. In such case, a holder will be able to elect to amortize the premium, and offset interest income on the New Notes in the same fashion as a holder who purchased the New Notes for a premium at original issuance.

     Market Discount of a Subsequent Holder. If a subsequent holder of a New Note that was purchased at a "market discount" thereafter realizes gain upon its disposition or retirement, such gain will be taxed as ordinary income to the extent of the market discount that has accrued on a straight-line basis (or on a constant interest rate basis, if such basis of accrual has been elected by the holder under Section 1276(b) of the Code) while the debt instrument was held by such holder. "Market discount" with respect to a New Note is the amount by which the stated redemption price at Maturity of a New Note exceeds the holder's basis in the New Note immediately after acquisition (unless such excess is less than 0.25% of the stated redemption price at maturity of the New Note multiplied by the number of complete years from acquisition by such holder to maturity, in which case there is no "market discount"). If a subsequent holder makes a gift of a New Note, accrued market discount, if any, will be recognized as if such holder had sold such New Note for a price equal to its fair market value. The market discount rules also provide that a holder who acquires a New Note at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such New Note until the holder disposes of the New Note in a taxable transaction.

     The New Notes provide for optional redemption, in whole or in part, and, in the case of Change of Control, a mandatory offer to redeem, prior to maturity. If the New Notes were redeemed, a holder generally would be required to include in gross income as ordinary income, for Federal income tax purposes, the portion of the payment that is attributable to accrued market discount on the New Notes, if any.

     A holder of New Notes acquired at a market discount may elect to include market discount in gross income as the discount accrues either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder of New Notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such debt instruments, and with respect to the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such debt instruments, would not apply.

     Sale, Exchange, Redemption, Retirement or Other Disposition of New Notes. In general, subject to the market discount provisions discussed above, the holder of a New Note will recognize gain or loss upon the sale, exchange, redemption, retirement or other disposition of such debt instrument measured by the difference between (i) the amount of cash and fair market value of property received in exchange therefor and (ii) the holder's adjusted tax basis in such debt instrument.

     The holder's initial tax basis in a New Note which is generally equal to the price paid therefore will be increased from time to time by the accrual of market discount, if any, that the holder has previously elected to include in gross income on an annual basis and decreased from time to time to reflect any amortized premium.

     Any gain or loss on the sale, exchange, redemption, retirement or other disposition of a New Note should be capital gain or loss (except as discussed in "Market Discount of a Subsequent Holder" above). Any capital gain or loss will be long-term capital gain or loss if the debt instrument had been held for more than one year and otherwise will be short-term capital gain or loss.

Backup Withholding

     The backup withholding rules require a payor to deduct and withhold a tax if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) the payee has failed to report properly the receipt of "reportable payments" on several occasions and the IRS has notified the payor that withholding is required or (iv) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to withholding under Section 3406 of the Code. If any one of the events discussed above occurs, the Company, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the New Notes. A "reportable payment" includes, among other things, interest actually paid and amounts paid through brokers in retirement of a New Note. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's Federal income tax, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax exempt organizations) are not subject to the backup withholding and information reporting requirements. A holder should consult his or its tax advisor as to his or its qualification for exemption from backup withholding and the procedure for obtaining such an exemption.


                              PLAN OF DISTRIBUTION

     Based on interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Accordingly, any holder who is an affiliate of the Company or any holder using the Exchange Offer to participate in a distribution of the New Notes will not be able to rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company). The Company has agreed that, for a period of 120 days from the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until                       , 1997 (90 days from the date of this
Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers, New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 120 days from the date of this Prospectus, the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company will pay all the expenses incident to the Exchange Offer (which shall not include the expenses of any holder in connection with resales of the New Notes). The Company has agreed to indemnify the Initial Purchasers and any broker-dealers participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the New Notes will be passed upon for the Company by O'Sullivan Graev & Karabell, LLP, New York, New York.


                                     EXPERTS

     The consolidated financial statements and schedule of Heartland Wireless Communications, Inc. as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in 1995 by the Company in the method of accounting for the direct costs and installation fees related to subscriber installations.

     The financial statements of Technivision, Inc. as of May 31, 1995 and 1994, and for each of the years in the three-year period ended May 31, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP contains an explanatory paragraph that states that Technivision, Inc.'s recurring losses from operations and excess of current liabilities over current assets raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

     The balance sheets of Cross Country Division as of December 31, 1993 and 1994, and the related statements of operations and division equity and cash flows for the year ended December 31, 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994 have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP contains an explanatory paragraph that refers to a business combination in 1994 accounted for as a purchase involving assets comprising a portion of Cross Country Division. As a result of the acquisition, financial information of Cross Country Division for periods after August 18, 1994 is presented on a different cost basis than that for periods before August 18, 1994 and, therefore, such information is not comparable.

     The consolidated balance sheets as of June 30, 1994 and 1995 and the consolidated statements of operations, stockholders' equity and cash flows of CableMaxx, Inc. for the period December 18, 1992 to June 30, 1993 and the fiscal years ended June 30, 1994 and 1995, and the consolidated statements of operations and cash flows of Supreme Cable Co., Inc. and its subsidiaries (the "Predecessor") for the period commencing July 1, 1992 to December 17, 1992, incorporated by reference in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as indicated in their report with respect thereto, which includes an explanatory paragraph which states that specified circumstances raise substantial doubt about CableMaxx, Inc.'s ability to continue as a going concern, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The financial statements of American Wireless Systems, Inc. incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report which includes an explanatory paragraph that describes factors raising substantial doubt about the Company's ability to continue as a going concern.

     The consolidated financial statements of Fort Worth Wireless Cable T.V. Associates incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which includes an explanatory paragraph that describes factors raising substantial doubt about the Company's ability to continue as a going concern.

     The consolidated financial statements of Wireless Cable T.V. Associates #38 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which includes an explanatory paragraph that describes factors rasing substantial doubt about the Company's ability to continue as a going concern.

 No dealer, salesperson or
 any other person has been       ------------------------------
 authorized to give any
 information or make any                   PROSPECTUS
 representations in              ------------------------------
 connection with the offer
 contained herein other than
 those contained in this
 Prospectus, and, if given
 or made, such information
 or representations must not
 be relied upon as having
 been authorized by the                HEARTLAND WIRELESS
 Company.  This Prospectus            COMMUNICATIONS, INC.
 does not constitute an
 offer to sell or a
 solicitation of an offer to
 buy any security other than
 those to which it relates
 nor does it constitute an
 offer to sell, or a
 solicitation of an offer to
 buy, to any person in any
 jurisdiction in which such
 offer or solicitation is                  $15,000,000
 not authorized, or in which        13% Series D Senior Notes
 the person making such                     due 2003
 offer or solicitation is
 not qualified to do so, or
 to any person to whom it is
 unlawful to make such offer
 or solicitation.  Neither
 the delivery of this
 Prospectus nor any sale
 made hereunder shall, under
 any circumstances, create
 any implication that there
 has been no change in the
 affairs of the Company
 since the date hereof or
 that the information
 contained herein is correct
 as of any time subsequent
 to the date hereof.


   -----------------------


      TABLE OF CONTENTS

                        Page
                        ----
 Available Information    2
 Incorporation of Certain
     Documents by Reference
                          2
 Prospectus Summary  .    4
 Risk Factors  . . . .   12
 The Exchange Offer  .   23
 Description of Notes    31
 Description of Certain
 Indebtedness  . . . .   57
 Certain Federal Income Tax
     Considerations  .   58
 Plan of Distribution    60
 Legal Matters . . . .   61
 Experts . . . . . . .   61

           Until      , 1997
 (90 days after the date of
 this Prospectus), all                                 , 1996
 dealers effecting
 transactions in the New
 Notes offered hereby,
 whether or not
 participating in this
 distribution, may be
 required to deliver a
 Prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article VI of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") eliminates the liability of the Registrant's directors to the Registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant's Restated By-Laws (the "By-laws") requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors, which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant may incur in such capacities.

Item 21.    Exhibits and Financial Statement Schedules.

     (a)  Exhibits

 Exhibit
   No.                    Description of Exhibit

   2.1    Letter Agreement regarding formation of the Registrant
          (filed as Exhibit 2.1 to the Registrant's Registration
          Statement on Form S-1, File No. 33-74244 (the "Form S-
          1"), and incorporated herein by reference)

   2.2 Supplement to Letter Agreement regarding formation of the Registrant (filed as Exhibit 2.2 to the Form S-1 and incorporated herein by reference)

   2.3 Asset Purchase Agreement among RuralVision Joint Venture, RuralVision Central, Inc. and RuralVision South, Inc. (filed as Exhibit 2.3 to the Registrant's Registration Statement on Form S-1, File No. 33-84408 (the "November Form S-1") and incorporated herein by reference)

   2.4 Supplemental Agreement to the Asset Purchase Agreement among RuralVision Joint Venture, RuralVision Central, Inc. and RuralVision South, Inc. (filed as Exhibit 2.4 to the November Form S-1 and incorporated herein by reference)

   2.5 Closing Agreement amending the Supplemental Agreement among RuralVision Joint Venture, RuralVision Central, Inc. and RuralVision South, Inc. (filed as Exhibit 2.5 to the November Form S-1 and incorporated herein by reference)

   2.6    Asset Purchase Agreement between RuralVision Joint
          Venture and Cable Equity Partners, Inc. (filed as
          Exhibit 2.6 to the November Form S-1 and incorporated herein by reference)

   2.7 Letter Agreement amending Asset Purchase Agreement between RuralVision Joint Venture and Cable Equity Partners, Inc. (filed as Exhibit 2.7 to the November Form S-1 and incorporated herein by reference)

   2.8    Letter Agreement between the Registrant and Cross
          Country Wireless, Inc. (filed as Exhibit 2.8 to the
          November Form S-1 and incorporated herein by reference)

   2.9 Letter Agreement between the Registrant and Cable Equity Partners, Inc. (filed as Exhibit 2.9 to the Registrant's Registration Statement on Form S-4, File No. 33-87076 (the "Form S-4"), and incorporated herein by reference)

   2.10   Lease Purchase Agreement between the Registrant and
          Choice Television of Iowa, L.C. (filed as Exhibit 2.10 to the Form S-4 and incorporated herein by reference)

   2.11 Asset Purchase Agreement between the Registrant and RuralVision Joint Venture (filed as Exhibit 2.11 to the Form 8-K Current Report dated as of December 1, 1994 and filed with the Commission on December 14, 1994 (the "Form 8-K"), and incorporated herein by reference)

   2.12 Agreement for Purchase and Sales of Assets between the Registrant and REC Services, Inc. (filed as Exhibit
          2.12 to the Form S-4 and incorporated herein by reference)

   2.13   Letter Agreement among the Registrant, United States
          Wireless Cable, Inc. and United States Wireless Cable
          Systems, Inc. (filed as Exhibit 2.13 to the Form S-4 and incorporated herein by reference)

   2.14   Letter Agreement among the Registrant, Cross Country
          Wireless, Inc. and RuralVision Joint Venture (filed as
          Exhibit 2.14 to the Form S-4 and incorporated herein by reference)

   2.15 Extension Agreement among the Registrant, Cross Country Wireless, Inc., Cross Country Wireless Cable West, L.P., RuralVision Joint Venture, RuralVision Central, Inc., RuralVision South, Inc. and Selling Shareholders of RuralVision Central, Inc. and RuralVision South, Inc. (filed as Exhibit 2.15 to the Form S-4 and incorporated herein by reference)

   2.16 Note Modification Agreement among the Registrant, Cross Country Wireless, Inc., Cross Country Wireless Cable West, L.P., RuralVision Joint Venture, RuralVision Central, Inc., RuralVision South, Inc., the Selling Shareholders of RuralVision Central, Inc. and RuralVision South, Inc., the Larry D. Hudson Trust and Jerri Hudson Bell (filed as Exhibit 2.16 to the Form S-4 and incorporated herein by reference)

   2.17   Asset Purchase Agreement between Heartland Wireless
          Paducah, Inc. and Cross Country Wireless, Inc. (filed as Exhibit 2.17 to the Form S-4 and incorporated herein by reference)

   2.18   First Amendment to Joint Venture Agreement between the
          Registrant and Cross Country Wireless, Inc. (filed as
          Exhibit 2.18 to the Form S-4 and incorporated herein by reference)

   2.19 Venture Distribution Agreement between the Registrant and RuralVision Joint Venture (filed as Exhibit 2.19 to the Form S-4 and incorporated herein by reference)

   2.20   Stock Purchase Agreement between Wireless
          Communications, Inc. and Robert R. Story (filed as
          Exhibit 2.20 to the Registrant's Registration
          Statement on Form S-4, File No. 33-65337 (the "January
          Form S-4"), and incorporated herein by reference)

   2.21   Asset Purchase Agreement between United States
          Wireless Systems, Inc. and Robert R. Story, Inc.
          (filed as Exhibit 2.21 to the January Form S-4 and incorporated herein by reference)

   2.22 Amended and Restated Agreement and Plan of Merger dated as of September 11, 1995, between American Wireless Systems, Inc. (Heartland Merger Sub, Inc. and the Registrant (filed as Exhibit 2.22 to the January Form S-4 and incorporated herein by reference)

   2.23 Amended and Restated Asset Purchase Agreement dated as of October 4, 1995, between Fort Worth Wireless Cable T.V. Associates and the Registrant (filed as Exhibit
          2.23 to the January Form S-4 and incorporated herein by reference)

   2.24 Amended and Restated Asset Purchase Agreement dated as of October 4, 1995, between Wireless Cable TV
          Associates #38 and the Registrant (filed as Exhibit
          2.24 to the January Form S-4 and incorporated herein by reference)

   2.25 Amended and Restated Agreement and Plan of Merger dated as of September 11, 1995, between CableMaxx, Inc., Heartland Merger Sub 2, Inc. and the Registrant (filed as Exhibit 2.25 to the January Form S-4 and incorporated herein by reference)

   2.26 Amended and Restated Assets Purchase Agreement dated as of October 19, 1995, between Three Sixty Corp., Technivision, Inc. and the Registrant (filed as
          Exhibit 2.26 to the January Form S-4 and incorporated herein by reference)

   4.1 1994 Employee Stock Option Plan of the Registrant, as amended (filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K") and incorporated herein by reference)

   4.2    Revised Form of Nontransferable Incentive Stock Option
          Agreement under the 1994 Employee Stock Option Plan of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-4, File
          No. 33-91930 (the "February Form S-4"), and incorporated herein by reference)

   4.3    Revised Form of Nontransferable Non-Qualified Stock
          Option Agreement under the 1994 Employee Stock Option
          Plan of the Registrant (filed as Exhibit 4.3 to the February Form S-4 and incorporated herein by reference)

   4.4 1994 Stock Option Plan for Non-Employee Directors of the Registrant (filed as Exhibit 4.4 to the Form S-1 and incorporated herein by reference)

   4.5    Form of Stock Option Agreement under the 1994 Stock
          Option Plan for Non-Employee Directors of the
          Registrant (filed as Exhibit 4.5 to the Form S-1 and incorporated herein by reference)

   4.6    Warrant Agreement between the Registrant and Gerard
          Klauer Mattison & Co., Inc. (including form of warrant certificate) (filed as Exhibit 4.6 to the Form S-1 and incorporated herein by reference)

   4.7 Registration Rights Agreement among the Registrant, Jupiter Partners L.P. and Thomas R. Haack (filed as
          Exhibit 4.7 to the Form S-4 and incorporated herein by reference)
   4.8 Stockholders Agreement among the Registrant, Hunt Capital Group, L.L.C., David E. Webb, L. Allen Wheeler and Jupiter Partners L.P. (filed as Exhibit 4.8 to the Form S-4 and incorporated herein by reference)

   4.9    Note Purchase Agreement among the Registrant, Jupiter
          Partners L.P. and Thomas R. Haack (filed as Exhibit
          4.9 to the Form S-4 and incorporated herein by reference)

   4.10 First Amendment to Note Purchase Agreement among the Registrant, Jupiter Partners L.P. and Thomas R. Haack (filed as Exhibit 4.10 to the Form 10-K Annual Report filed with the Commission on March 31, 1995 (the "Form 10-K"), and incorporated herein by reference)

   4.11   Second Amendment to Note Purchase Agreement among the
          Registrant, Jupiter Partners L.P. and Thomas R. Haack
          (filed as Exhibit 4.11 to the February Form S-4 and incorporated herein by reference)

   4.12   Indenture between the Registrant and First Trust of
          New York, National Association, as Trustee (the
          "Trustee") (filed as Exhibit 4.12 to the February Form
          S-4 and incorporated herein by reference)

   4.13 Supplemental Indenture dated October 2, 1995, between the Registrant and the Trustee (filed as Exhibit 4.13 to the February Form S-4 and incorporated herein by reference)

   4.14   Registration Rights Agreement among the Registrant, BT
          Securities Corporation ("BT Securities") and Lazard
          Freres & Co. ("Lazard") (filed as Exhibit 4.14 to the
          February Form S-4 and incorporated herein by reference)

   4.15 Securityholders' and Registration Rights Agreement among the Registrant, BT Securities and Lazard (filed as Exhibit 4.15 to the February Form S-4 and incorporated herein by reference)

   4.16   Warrant Agreement between the Registrant and Bankers
          Trust Company, as Warrant Agent (filed as Exhibit 4.16 to the February Form S-4 and incorporated herein by reference)

   4.17   Unit Agreement among the Registrant, Bankers Trust
          Company, as Unit Agent and Warrant Agent, and the
          Trustee (filed as Exhibit 4.17 to the February S-4 and incorporated herein by reference)

   4.18   Escrow and Disbursement Agreement among the
          Registrant, Bankers Trust Company, as Escrow Agent, and the Trustee (filed as Exhibit 4.18 to the February
          Form S-4 and incorporated herein by reference)

  *4.19   Indenture between the Registrant and First Trust of
          New York, National Association, as Trustee (the
          "Trustee")

  *4.20   Registration Rights Agreement among the Registrant and
          BT Securities Corporation ("BT Securities")

  *4.21   Escrow and Disbursement Agreement among the
          Registrant, Bankers Trust Company, as Escrow Agent, and the Trustee

  **5 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding legality of securities being offered

  **8 Opinion of O'Sullivan Graev & Karabell, LLP regarding the material United Stated Federal income tax consequences to the holders of the securities being offered

  *12.1   Statement re: Computation of Consolidated Earnings to Fixed Charges

  **21    List of Subsidiaries

 **23.1 Consent of O'Sullivan Graev & Karabell, LLP (included as part of its opinion filed as Exhibit 5 hereto)

  *23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants (Registrant)

  *23.3 Consent of KPMG Peat Marwick LLP, independent certified public accountants (Technivision)

  *23.4 Consent of KPMG Peat Marwick LLP, independent certified public accountants (Cross Country Division)

  *23.5 Consent of Coopers & Lybrand L.L.P., independent accountants

  *23.6 Consent of Arthur Andersen LLP, independent public accountants

   *24    Powers of Attorney (included on page II-8)

   *25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Trust of New York, National Association, as Trustee

 **99.1   Form of Letter of Transmittal


 **99.2   Form of Notice of Guaranteed Delivery


 **99.3   Form of Letter to Brokers, Dealers, Commercial Banks,
          Trust Companies and Other Nominees

 **99.4   Form of Letter to Clients

 **99.5   Form of Exchange Agent Agreement between the
          Registrant and Bankers Trust Company, as Exchange
          Agent


- ----------------
*    Filed herewith.
**   To be filed by amendment.

Schedules have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

Item 22.    Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Certificate of Incorporation and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under
     the Securities Act shall be deemed to be part of this registration statement as of that time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 24th day of September, 1996.

                              Heartland Wireless Communications, Inc.


                              By /s/ John R. Bailey
                                ------------------------------------------------
                                          John R. Bailey
                                          Senior Vice President--Finance, Chief
                                          Financial Officer (Principal Financial
                                          Officer)


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of HEARTLAND WIRELESS COMMUNICATIONS, INC., do hereby constitute and appoint J. R. HOLLAND, JR. and JOHN R. BAILEY, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 24th day of September, 1996, by the following persons in the capacities indicated:

            Signature                              Title
            ---------                              -----



 /s/ J.R. Holland, Jr.           Chairman of the Board and Director
- -------------------------------
       J. R. Holland, Jr.


 /s/ L. Allen Wheeler            Vice Chairman of the Board and Director
- -------------------------------
        L. Allen Wheeler



 /s/ David E. Webb               President, Chief Executive Officer and
- -------------------------------
          David E. Webb          Director (Principal Executive Officer)



 /s/ John R. Bailey              Senior Vice President -- Finance and
- -------------------------------
         John R. Bailey          Chief Financial Officer (Principal
                                 Financial Officer)

 /s/ David D. Hagey              Vice President -- Finance, Treasurer and
- -------------------------------
         David D. Hagey          Assistant Secretary (Principal
                                 Accounting Officer)


- -------------------------------
       Alvin H. Lane, Jr.        Director




                                 Director
- -------------------------------
       Dennis M. O'Rourke


 /s/ Wes W. Watkins              Director
- -------------------------------
         John A. Sprague



                                 Director
- -------------------------------
         Wes W. Watkins

                                EXHIBIT INDEX

 Exhibit
   No.                    Description of Exhibit

   2.1    Letter Agreement regarding formation of the Registrant
          (filed as Exhibit 2.1 to the Registrant's Registration
          Statement on Form S-1, File No. 33-74244 (the "Form S-
          1"), and incorporated herein by reference)

   2.2 Supplement to Letter Agreement regarding formation of the Registrant (filed as Exhibit 2.2 to the Form S-1 and incorporated herein by reference)

   2.3 Asset Purchase Agreement among RuralVision Joint Venture, RuralVision Central, Inc. and RuralVision South, Inc. (filed as Exhibit 2.3 to the Registrant's Registration Statement on Form S-1, File No. 33-84408 (the "November Form S-1") and incorporated herein by reference)

   2.4 Supplemental Agreement to the Asset Purchase Agreement among RuralVision Joint Venture, RuralVision Central, Inc. and RuralVision South, Inc. (filed as Exhibit 2.4 to the November Form S-1 and incorporated herein by reference)

   2.5 Closing Agreement amending the Supplemental Agreement among RuralVision Joint Venture, RuralVision Central, Inc. and RuralVision South, Inc. (filed as Exhibit 2.5 to the November Form S-1 and incorporated herein by reference)

   2.6    Asset Purchase Agreement between RuralVision Joint
          Venture and Cable Equity Partners, Inc. (filed as
          Exhibit 2.6 to the November Form S-1 and incorporated herein by reference)

   2.7 Letter Agreement amending Asset Purchase Agreement between RuralVision Joint Venture and Cable Equity Partners, Inc. (filed as Exhibit 2.7 to the November Form S-1 and incorporated herein by reference)

   2.8    Letter Agreement between the Registrant and Cross
          Country Wireless, Inc. (filed as Exhibit 2.8 to the
          November Form S-1 and incorporated herein by reference)

   2.9 Letter Agreement between the Registrant and Cable Equity Partners, Inc. (filed as Exhibit 2.9 to the Registrant's Registration Statement on Form S-4, File No. 33-87076 (the "Form S-4"), and incorporated herein by reference)

   2.10   Lease Purchase Agreement between the Registrant and
          Choice Television of Iowa, L.C. (filed as Exhibit 2.10 to the Form S-4 and incorporated herein by reference)

   2.11 Asset Purchase Agreement between the Registrant and RuralVision Joint Venture (filed as Exhibit 2.11 to the Form 8-K Current Report dated as of December 1, 1994 and filed with the Commission on December 14, 1994 (the "Form 8-K"), and incorporated herein by reference)

   2.12 Agreement for Purchase and Sales of Assets between the Registrant and REC Services, Inc. (filed as Exhibit
          2.12 to the Form S-4 and incorporated herein by reference)

   2.13   Letter Agreement among the Registrant, United States
          Wireless Cable, Inc. and United States Wireless Cable
          Systems, Inc. (filed as Exhibit 2.13 to the Form S-4 and incorporated herein by reference)

   2.14   Letter Agreement among the Registrant, Cross Country
          Wireless, Inc. and RuralVision Joint Venture (filed as
          Exhibit 2.14 to the Form S-4 and incorporated herein by reference)

   2.15 Extension Agreement among the Registrant, Cross Country Wireless, Inc., Cross Country Wireless Cable West, L.P., RuralVision Joint Venture, RuralVision Central, Inc., RuralVision South, Inc. and Selling Shareholders of RuralVision Central, Inc. and RuralVision South, Inc. (filed as Exhibit 2.15 to the Form S-4 and incorporated herein by reference)

   2.16 Note Modification Agreement among the Registrant, Cross Country Wireless, Inc., Cross Country Wireless Cable West, L.P., RuralVision Joint Venture, RuralVision Central, Inc., RuralVision South, Inc., the Selling Shareholders of RuralVision Central, Inc. and RuralVision South, Inc., the Larry D. Hudson Trust and Jerri Hudson Bell (filed as Exhibit 2.16 to the Form S-4 and incorporated herein by reference)

   2.17   Asset Purchase Agreement between Heartland Wireless
          Paducah, Inc. and Cross Country Wireless, Inc. (filed as Exhibit 2.17 to the Form S-4 and incorporated herein by reference)

   2.18   First Amendment to Joint Venture Agreement between the
          Registrant and Cross Country Wireless, Inc. (filed as
          Exhibit 2.18 to the Form S-4 and incorporated herein by reference)

   2.19 Venture Distribution Agreement between the Registrant and RuralVision Joint Venture (filed as Exhibit 2.19 to the Form S-4 and incorporated herein by reference)

   2.20   Stock Purchase Agreement between Wireless
          Communications, Inc. and Robert R. Story (filed as
          Exhibit 2.20 to the Registrant's Registration
          Statement on Form S-4, File No. 33-65337 (the "January
          Form S-4"), and incorporated herein by reference)

   2.21   Asset Purchase Agreement between United States
          Wireless Systems, Inc. and Robert R. Story, Inc.
          (filed as Exhibit 2.21 to the January Form S-4 and incorporated herein by reference)

   2.22 Amended and Restated Agreement and Plan of Merger dated as of September 11, 1995, between American Wireless Systems, Inc. (Heartland Merger Sub, Inc. and the Registrant (filed as Exhibit 2.22 to the January Form S-4 and incorporated herein by reference)

   2.23 Amended and Restated Asset Purchase Agreement dated as of October 4, 1995, between Fort Worth Wireless Cable T.V. Associates and the Registrant (filed as Exhibit
          2.23 to the January Form S-4 and incorporated herein by reference)

   2.24 Amended and Restated Asset Purchase Agreement dated as of October 4, 1995, between Wireless Cable TV
          Associates #38 and the Registrant (filed as Exhibit
          2.24 to the January Form S-4 and incorporated herein by reference)

   2.25 Amended and Restated Agreement and Plan of Merger dated as of September 11, 1995, between CableMaxx, Inc., Heartland Merger Sub 2, Inc. and the Registrant (filed as Exhibit 2.25 to the January Form S-4 and incorporated herein by reference)

   2.26 Amended and Restated Assets Purchase Agreement dated as of October 19, 1995, between Three Sixty Corp., Technivision, Inc. and the Registrant (filed as
          Exhibit 2.26 to the January Form S-4 and incorporated herein by reference)

   4.1 1994 Employee Stock Option Plan of the Registrant, as amended (filed as Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K") and incorporated herein by reference)

   4.2    Revised Form of Nontransferable Incentive Stock Option
          Agreement under the 1994 Employee Stock Option Plan of the Registrant (filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-4, File
          No. 33-91930 (the "February Form S-4"), and incorporated herein by reference)

   4.3    Revised Form of Nontransferable Non-Qualified Stock
          Option Agreement under the 1994 Employee Stock Option
          Plan of the Registrant (filed as Exhibit 4.3 to the February Form S-4 and incorporated herein by reference)

   4.4 1994 Stock Option Plan for Non-Employee Directors of the Registrant (filed as Exhibit 4.4 to the Form S-1 and incorporated herein by reference)

   4.5    Form of Stock Option Agreement under the 1994 Stock
          Option Plan for Non-Employee Directors of the
          Registrant (filed as Exhibit 4.5 to the Form S-1 and incorporated herein by reference)

   4.6    Warrant Agreement between the Registrant and Gerard
          Klauer Mattison & Co., Inc. (including form of warrant certificate) (filed as Exhibit 4.6 to the Form S-1 and incorporated herein by reference)

   4.7 Registration Rights Agreement among the Registrant, Jupiter Partners L.P. and Thomas R. Haack (filed as
          Exhibit 4.7 to the Form S-4 and incorporated herein by reference)
   4.8 Stockholders Agreement among the Registrant, Hunt Capital Group, L.L.C., David E. Webb, L. Allen Wheeler and Jupiter Partners L.P. (filed as Exhibit 4.8 to the Form S-4 and incorporated herein by reference)

   4.9    Note Purchase Agreement among the Registrant, Jupiter
          Partners L.P. and Thomas R. Haack (filed as Exhibit
          4.9 to the Form S-4 and incorporated herein by reference)

   4.10 First Amendment to Note Purchase Agreement among the Registrant, Jupiter Partners L.P. and Thomas R. Haack (filed as Exhibit 4.10 to the Form 10-K Annual Report filed with the Commission on March 31, 1995 (the "Form 10-K"), and incorporated herein by reference)

   4.11   Second Amendment to Note Purchase Agreement among the
          Registrant, Jupiter Partners L.P. and Thomas R. Haack
          (filed as Exhibit 4.11 to the February Form S-4 and incorporated herein by reference)

   4.12   Indenture between the Registrant and First Trust of
          New York, National Association, as Trustee (the
          "Trustee") (filed as Exhibit 4.12 to the February Form
          S-4 and incorporated herein by reference)

   4.13 Supplemental Indenture dated October 2, 1995, between the Registrant and the Trustee (filed as Exhibit 4.13 to the February Form S-4 and incorporated herein by reference)

   4.14   Registration Rights Agreement among the Registrant, BT
          Securities Corporation ("BT Securities") and Lazard
          Freres & Co. ("Lazard") (filed as Exhibit 4.14 to the
          February Form S-4 and incorporated herein by reference)

   4.15 Securityholders' and Registration Rights Agreement among the Registrant, BT Securities and Lazard (filed as Exhibit 4.15 to the February Form S-4 and incorporated herein by reference)

   4.16   Warrant Agreement between the Registrant and Bankers
          Trust Company, as Warrant Agent (filed as Exhibit 4.16 to the February Form S-4 and incorporated herein by reference)

   4.17   Unit Agreement among the Registrant, Bankers Trust
          Company, as Unit Agent and Warrant Agent, and the
          Trustee (filed as Exhibit 4.17 to the February S-4 and incorporated herein by reference)

   4.18   Escrow and Disbursement Agreement among the
          Registrant, Bankers Trust Company, as Escrow Agent, and the Trustee (filed as Exhibit 4.18 to the February
          Form S-4 and incorporated herein by reference)

  *4.19   Indenture between the Registrant and First Trust of
          New York, National Association, as Trustee (the
          "Trustee")

  *4.20   Registration Rights Agreement among the Registrant and
          BT Securities Corporation ("BT Securities")

  *4.21   Escrow and Disbursement Agreement among the
          Registrant, Bankers Trust Company, as Escrow Agent, and the Trustee

  **5 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding legality of securities being offered

  **8 Opinion of O'Sullivan Graev & Karabell, LLP regarding the material United Stated Federal income tax consequences to the holders of the securities being offered

  *12.1   Statement re: Computation of Consolidated Earnings to Fixed Charges

  **21    List of Subsidiaries

 **23.1 Consent of O'Sullivan Graev & Karabell, LLP (included as part of its opinion filed as Exhibit 5 hereto)

  *23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants (Registrant)

  *23.3 Consent of KPMG Peat Marwick LLP, independent certified public accountants (Technivision)

  *23.4 Consent of KPMG Peat Marwick LLP, independent certified public accountants (Cross Country Division)

  *23.5 Consent of Coopers & Lybrand L.L.P., independent accountants

  *23.6 Consent of Arthur Andersen LLP, independent public accountants

   *24    Powers of Attorney (included on page II-8)

   *25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of First Trust of New York, National Association, as Trustee

 **99.1   Form of Letter of Transmittal


 **99.2   Form of Notice of Guaranteed Delivery


 **99.3   Form of Letter to Brokers, Dealers, Commercial Banks,
          Trust Companies and Other Nominees

 **99.4   Form of Letter to Clients

 **99.5   Form of Exchange Agent Agreement between the
          Registrant and Bankers Trust Company, as Exchange
          Agent


- ----------------
*    Filed herewith.
**   To be filed by amendment.

Schedules have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.